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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THERAVANCE BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid: $
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 11, 2017

        You are cordially invited to attend the 2017 Annual General Meeting of Shareholders of Theravance Biopharma, Inc. ("Annual Meeting") that will be held on May 17, 2017 at 10:00 a.m. Irish Standard Time, at The Merrion Hotel, Upper Merrion St., Dublin 2, Ireland.

        Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. Also included is a copy of our 2016 Annual Report on Form 10-K. We encourage you to read this information carefully.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please date, sign, and return your proxy card in the enclosed envelope, or vote via telephone or the Internet according to the instructions in the accompanying proxy materials, as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the accompanying proxy materials.

        Thank you for your ongoing support of Theravance Biopharma.

Very truly yours,

Rick E Winningham Chief Executive Officer and Chairman

THERAVANCE BIOPHARMA, INC.
P.O. Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands

NOTICE OF 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Time and Date:	May 17, 2017 at 10:00 a.m. Irish Standard Time
Place:	The Merrion Hotel, Upper Merrion St., Dublin 2, Ireland
Items of Business:	(1)

To elect the following four directors to serve as Class III directors until the annual general meeting held in 2020 and until their successors are duly elected and qualified: Dean J. Mitchell, Peter S. Ringrose, George M. Whitesides and William D. Young.

	(2)	To ratify the appointment of Ernst & Young LLP as Theravance Biopharma, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2017.
	(3)	To approve a non-binding advisory resolution regarding executive compensation.
	(4)	To vote on a non-binding advisory resolution regarding the frequency of shareholder votes on executive compensation.
	(5)	To transact such other business as may properly come before the annual general meeting or any adjournment thereof.
These items of business are more fully described in the proxy statement accompanying this notice.
Adjournments and Postponements:

Any action on the items of business described above may be considered at the annual general meeting at the time and on the date specified above or at any time and date to which the annual general meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote if you were a shareholder of record as of the close of business on March 20, 2017.
Voting:

Your vote is very important. Whether or not you plan to attend the annual general meeting, we encourage you to read the proxy statement and vote on the Internet or by telephone or submit your proxy card as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled "Questions and Answers About Procedural Matters."

        If you have any questions regarding this information or the proxy materials, please visit our website at www.theravance.com or contact our investor relations department at (650) 808-4045.

        All shareholders are cordially invited to attend the annual general meeting in person.

By order of the board of directors,

Rick E Winningham Chief Executive Officer and Chairman

April 11, 2017

            You are cordially invited to attend the annual general meeting in person. Whether or not you expect to attend the annual general meeting, please complete, date, sign and return the enclosed proxy card, or vote via telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the annual general meeting. A return envelope (which is postage prepaid if mailed in the U.S.) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the annual general meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the annual general meeting, you must provide a valid proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Annual
General Meeting of Shareholders to be held on Wednesday, May 17, 2017:

The proxy statement and annual report are available at http://investor.theravance.com/proxy.cfm

i

ii

THERAVANCE BIOPHARMA, INC.
P.O. Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands

PROXY STATEMENT FOR
2017 Annual General Meeting of Shareholders

        This proxy statement is furnished in connection with a solicitation of proxies by our board of directors for use at the 2017 Annual General Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m. Irish Standard Time ("IST") on May 17, 2017, and any postponements or adjournments thereof. The Annual Meeting will be held at The Merrion Hotel, Upper Merrion St., Dublin 2, Ireland. As used in this proxy statement, the terms "Theravance Biopharma," "we," "us," and "our" mean Theravance Biopharma, Inc. and its subsidiaries unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Annual Meeting

Q:
Why am I receiving these proxy materials?

A:
Our board of directors is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on May 17, 2017 at 10:00 a.m. IST, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet. We intend to mail this proxy statement and accompanying proxy card on or about April 18, 2017 to all shareholders of record entitled to vote at the Annual Meeting.

Q:
What information is contained in this proxy statement?

A:
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

Q:
Where is the Annual Meeting?

A:
The Annual Meeting will be held at The Merrion Hotel, Upper Merrion St., Dublin 2, Ireland.

Q:
Can I attend the Annual Meeting?

A:
You are invited to attend the Annual Meeting if you were a shareholder of record or a beneficial owner as of March 20, 2017 (the "Record Date"). Admission will begin shortly before 10:00 a.m. IST on the date of the Annual Meeting, and you must present valid picture identification such as a driver's license or passport and, if asked, provide proof of share ownership as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting. The meeting will begin promptly at 10:00 a.m. IST. The Annual Meeting will be held at The Merrion Hotel, Upper Merrion St., Dublin 2, Ireland and shareholders may request directions to the location of our Annual Meeting by calling (650) 808-4045.

Share Ownership

Q:
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Shareholders of record—If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the "shareholder of record" with respect to those shares and this notice was provided to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial owners—Many Theravance Biopharma shareholders hold their shares through a bank, broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank, trustee or another nominee, you are considered the "beneficial owner" of shares held in "street name" and a notice was forwarded to you by your bank, broker, trustee or other nominee, which is considered the shareholder of record with respect to those shares.

As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not shareholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your bank's, broker's, trustee's or other nominee's procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your bank, broker, trustee or other nominee will provide a voting instruction card for you to use.

Quorum and Voting

Q:
How many shares must be present or represented to conduct business at the Annual Meeting?

A:
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Amended and Restated Memorandum and Articles of Association and Cayman Islands law. The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding ordinary shares entitled to vote at the meeting will constitute a quorum at the meeting. Except as otherwise expressly provided by the Amended and Restated Memorandum and Articles of Association or by law, the holders of ordinary shares will vote together as a single class on all matters submitted to a vote or for the consent of the shareholders of Theravance Biopharma. Each holder of ordinary shares will have the right to one vote per ordinary share. A proxy submitted by a shareholder may indicate that the shares represented by the proxy are not being voted with respect to a particular matter.

Under the laws of the Cayman Islands, abstentions and broker "non-votes" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner submits a completed proxy card but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:
Who is entitled to vote at the Annual Meeting?

A:
Holders of record of our ordinary shares at the close of business on March 20, 2017, the Record Date, are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 53,255,195 ordinary shares in issue. In deciding all matters at the Annual

  Meeting, each holder of ordinary shares of Theravance Biopharma will be entitled to one vote per ordinary share held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:
How can I vote my shares in person at the Annual Meeting?

A:
Shares held in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or follow the voting directions described below, so that your vote will be counted if you later decide not to attend the meeting.

Q:
How can I vote my shares without attending the Annual Meeting?

A:
Shareholder of record—If you are a shareholder of record, there are three ways to vote without attending the Annual Meeting:

•
Via the Internet—You may vote by proxy via the Internet by following the instructions provided in the proxy card.

•
By Telephone—You may vote by proxy by telephone by calling the toll free number found on the proxy card.

•
By Mail—You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Beneficial owners—If you are a beneficial owner holding shares through a bank, broker, trustee or other nominee, please refer to the information forwarded by your bank, broker, trustee or other nominee to see which voting options are available to you.

Q:
What proposals will be voted on at the Annual Meeting?

A:
At the Annual Meeting, shareholders will be asked to vote:

(1)
To elect the four directors identified in this proxy statement to serve as Class III directors until the annual general meeting held in 2020 and until their successors are duly elected and qualified;

(2)
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

(3)
To approve a non-binding advisory resolution regarding executive compensation;

(4)
On a non-binding advisory resolution regarding the frequency of shareholder votes on executive compensation; and

(5)
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q:
What is the voting requirement to approve each of the proposals?

A:
Proposal One—A majority of the votes duly cast is required for the election of each director. If the number of shares voted "FOR" a director nominee exceeds the number of votes cast "AGAINST," the nominee will be elected as a director. You may vote "FOR," "AGAINST" or "ABSTAIN" on each of the nominees for election as director. Abstentions and broker non-votes will not affect the outcome of the election, other than counting towards the quorum of the meeting.

  Proposal Two—A majority of the votes duly cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. If the number of shares voted "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm exceeds the number of votes cast "AGAINST," the appointment of Ernst & Young LLP as our independent registered public accounting firm will be ratified. As with Proposal One, you may vote "FOR," "AGAINST" or "ABSTAIN" and abstentions and broker non-votes will not affect the outcome of the election, other than counting towards the quorum of the meeting.

  Proposal Three—A majority of the issued and outstanding shares present in person or represented by proxy at the meeting and entitled to vote on Proposal Three is required to approve the advisory resolution regarding executive compensation. You may vote "FOR," "AGAINST" or "ABSTAIN." If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect, other than counting towards the quorum of the meeting. This vote is advisory, and therefore not binding on our compensation committee or board of directors. Our board of directors and our compensation committee value the opinions of our shareholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs.

  Proposal Four—One of the three alternatives for the frequency of shareholder votes on executive compensation must receive votes from the holders of a majority of issued and outstanding shares present in person or represented by proxy at the meeting and entitled to vote on Proposal Four for such frequency alternative to be approved. If none of "1 YEAR," "2 YEARS" or "3 YEARS" achieves such a majority, none of the alternatives will be approved; however, the Company would nevertheless consider the results of voting on the advisory resolution in determining how often to submit an advisory resolution regarding executive compensation to a shareholder vote. You may vote for a frequency of future shareholder votes on executive compensation of every "1 YEAR," "2 YEARS," "3 YEARS" or "ABSTAIN" and abstentions and broker non-votes will not affect the outcome of the election, other than counting towards the quorum of the meeting.

Q:
How does the board of directors recommend that I vote?

A:
Our board of directors unanimously recommends that you vote your shares:

(1)
"FOR" the four nominees for election as director listed in Proposal One;

(2)
"FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 as included in Proposal Two;

(3)
"FOR" the approval of the non-binding advisory resolution regarding executive compensation as included in Proposal 3; and

(4)
"3 YEARS" for the frequency of future non-binding advisory shareholder votes on executive compensation as included in Proposal 4.

Q:
What happens if I do not give specific voting instructions?

A:
Shareholder of record—If you are a shareholder of record and you:

•
Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors; or

•
Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

  Beneficial owners—If you are a beneficial owner of shares held in street name and do not provide the bank, broker, trustee or other nominee that holds your shares with specific voting instructions then, under applicable rules, the bank, broker, trustee or other nominee that holds your shares may generally vote on "routine" matters but cannot vote on "non-routine" matters. If the bank, broker, trustee or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that bank, broker, trustee or other nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote."

Q:
How may my bank, broker, trustee or other nominee vote my shares if I fail to provide timely directions?

A:
Banks, brokers, trustees or other nominees holding ordinary shares in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your bank, broker, trustee or other nominee will have discretion to vote your shares on our sole routine matter—the proposal to ratify the appointment of Ernst & Young LLP. Your bank, broker, trustee or other nominee will not have discretion to vote on (i) the election of directors, (ii) approval of the non-binding advisory resolution regarding executive compensation or (iii) the non-binding advisory resolution regarding the frequency of shareholder votes on executive compensation absent direction from you as each is a "non-routine" matter.

Please note that banks, brokers, trustees or other nominees may not vote your shares on the election of directors, on the approval of the non-binding advisory resolution regarding executive compensation nor on the non-binding advisory resolution regarding the frequency of shareholder votes on executive compensation in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your bank, broker, trustee or other nominee regarding the voting of your shares.

Q:
What happens if additional matters are presented at the Annual Meeting?

A:
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:
Can I change or revoke my vote?

A:
Subject to any rules your bank, broker, trustee or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are a shareholder of record, you may change your vote by (1) filing with our Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A shareholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your bank, broker, trustee or other nominee or (2) if you have obtained a legal proxy from the bank, broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

  Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or should be sent so as to be delivered to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: Secretary.

Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse banks, brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of ordinary shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Theravance Biopharma may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain shareholders. Our costs for such services, if retained, should not be significant.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and will disclose the final results in a current report on Form 8-K within four business days after the Annual Meeting.

Shareholder Proposals and Director Nominations

Q:
What is the deadline to propose actions for consideration at next year's annual general meeting of shareholders or to nominate individuals to serve as directors?

A:
You may submit proposals, including director nominations, for consideration at future shareholder meetings.

Requirements for shareholder proposals to be considered for inclusion in our proxy materials—Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual general meeting of shareholders by submitting their proposals in writing to our Secretary in a timely manner. In order to be considered for inclusion in the proxy statement for the 2018 annual general meeting of shareholders, shareholder proposals must be received at our principal executive offices no later than December 12, 2017 (that is, not less than 120 calendar days before the one year anniversary of the date this proxy statement was released to shareholders in connection with the 2017 Annual Meeting), and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A copy of all notices of proposals by shareholders should also be sent to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: Secretary.

Requirements for shareholder proposals to be brought before an annual general meeting—In addition, our Amended and Restated Memorandum and Articles of Association establish an advance notice procedure for shareholders who wish to present certain matters before an annual general meeting of shareholders. In general, nominations for the election of directors may be made by (i) our board of directors or any committee thereof or (ii) any shareholder who (a) is a shareholder of record on the date of the giving of such notice and on the record date for the determination of shareholders entitled to vote at such meeting and (b) has delivered written notice to our Secretary no later than the Nomination Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the shareholder proposing such nominations.

  Our Amended and Restated Memorandum and Articles of Association also provide that the only business that may be conducted at an annual general meeting of shareholders is business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual general meeting by or at the direction of our board of directors (or any duly authorized committee thereof) or (iii) properly brought before the annual general meeting by a shareholder who has delivered written notice to our Secretary no later than the Notice Deadline (as defined below) and otherwise complied with the provisions of our Amended and Restated Memorandum and Articles of Association; provided, however, that the board of directors may, subject to Rule 14a-8 of the Exchange Act, resolve not to include any proposal for business made by a shareholder other than a proposal related to the nomination of a director made in accordance with Nomination Notice Deadline.

  The "Notice Deadline" is defined as that date which is at least 45 days and not more than 75 days prior to the one year anniversary of the date on which we first mailed proxy materials for the prior year's annual general meeting. As a result, we anticipate that the Notice Deadline for the 2018 annual general meeting of shareholders will be between February 2, 2018 and March 4, 2018. The "Nomination Notice Deadline" is defined as that date that is not less than 120 days and not more than 150 days prior to the meeting; provided, however, that in the event less than 130 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

  Recommendation of director candidates—You may recommend candidates to our board of directors for consideration by our nominating/corporate governance committee by following the procedures set forth below in "Corporation Governance—Shareholder Recommendations for Nominations to the Board of Directors."

Q:
How may I obtain a copy of the provisions of the Amended and Restated Memorandum and Articles of Association regarding shareholder proposals and director nominations?

A:
A copy of the full text of the provisions discussed above may be obtained by writing to our Secretary. A copy of our Amended and Restated Memorandum and Articles of Association is posted on the Investor Relations portion of our website at www.theravance.com. A copy of all requests should also be sent to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: Secretary.

Additional Information about the Proxy Materials

Q:
What does it mean if multiple members of my household are shareholders but we only received one set of proxy materials in the mail?

A:
We have adopted a procedure called "householding," which the Securities and Exchange Commission (the "SEC") has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple shareholders who share the same address unless we received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the proxy materials to any shareholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, shareholders should send their requests to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: Secretary. Shareholders who hold shares in street name (as described above) may contact their brokerage firm, bank, broker-dealer, trustee or other nominee to request information about householding.

Q:
What is the mailing address for Theravance Biopharma's principal executive offices?

A:
The mailing address for our principal executive office is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. A copy of all shareholder correspondence provided to our Secretary should also be sent to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080. The telephone number at that location is (650) 808-6000.

Any written requests for additional information, copies of the proxy materials and 2016 Annual Report, notices of shareholder proposals, recommendations for candidates to our board of directors, communications to our board of directors or any other communications should be sent to the U.S. subsidiary address above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2017.

The proxy statement and annual report are available at http://investor.theravance.com/proxy.cfm

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

        Our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors is currently comprised of eleven members who are divided into three classes with staggered three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. The classification of our board of directors may have the effect of delaying or preventing changes in our control or management. Our Amended and Restated Memorandum and Articles of Association authorize only our board of directors to fill vacancies on our board of directors. Any director appointed by our board of directors shall hold office for the remaining term of the class of director to which he or she is appointed and shall then be eligible for re-election. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Nominees

        Four Class III directors have been nominated for election at the Annual Meeting each for a three-year term expiring in 2020. Upon the recommendation of our nominating/corporate governance committee, our board of directors has nominated Dean J. Mitchell, Peter S. Ringrose, George M. Whitesides and William D. Young, each a current Class III director, for election as Class III directors. The term of office of each person elected as director will continue until such director's term expires in 2020, and until such director's successor has been duly elected and qualified.

Information Regarding the Nominees and Other Directors

        The following is a brief biography of each nominee nominated for election at the Annual Meeting and each director who will continue as a director after the Annual Meeting. Also listed below are the nominees' and directors' respective ages as of March 20, 2017. We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the board of directors. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted below.

Nominees for Class III Directors for a Term Expiring in 2020

Name	Age	Principal Occupation and Business Experience
Dean J. Mitchell	61	Dean J. Mitchell has served as a director since June 2014. Mr. Mitchell has served as Executive Chairman of the board of directors of Covis Pharma Holdings, a specialty pharmaceutical company, since August 2013, Chairman of PaxVax Corporation since January 2016, and on the board of directors ImmunoGen Inc. since 2012 and Intrexon, Inc. since 2009. Within the past five years, he also served as a director of Ista Pharmaceuticals, Inc., Lux Biosciences, Inc. and Talecris Biotherapeutics Holdings Corp. Mr. Mitchell served as President and Chief Executive Officer of Lux Biosciences, Inc.,

Name	Age	Principal Occupation and Business Experience
		a biotechnology company focusing on the treatment of ophthalmic diseases, from July 2010 to August 2013. Prior to Lux Biosciences, he served as President and Chief Executive Officer of both Alpharma, Inc., a publicly traded specialty pharmaceutical company, from 2006 until its acquisition by King Pharmaceuticals, Inc. in 2008, and Guilford Pharmaceuticals, Inc., a publicly traded pharmaceutical company focused in oncology and acute care, from 2004 until its acquisition by MGI Pharma Inc. in 2005. From 2001 to 2004 he served in various senior executive capacities in the worldwide medicines group of Bristol-Myers Squibb Company, a pharmaceutical company. Prior to the Bristol-Myers Squibb Company, he spent 14 years at GlaxoSmithKline plc, in assignments of increasing responsibility spanning sales, marketing, general management, commercial strategy and clinical development and product strategy. Mr. Mitchell holds an M.B.A. from City University London and a B.Sc. in biology from Coventry University. We believe that Mr. Mitchell's qualifications to serve as our director include his management experience in the pharmaceutical and biotherapeutics industries, in particular as it relates to later stage drug development and commercialization, and his experience as a President, Chief Executive Officer and board member of multiple biotechnology companies.
Peter S. Ringrose	71
		Peter S. Ringrose, Ph.D., has served as a director since October 2013. Prior to our spin-off from Innoviva, Inc. ("Innoviva") (known as Theravance, Inc. prior to January 7, 2016) in June 2014 and since April 2010, Dr. Ringrose served as a director of Innoviva. Dr. Ringrose was Chief Scientific Officer and President of Bristol-Myers Squibb Pharmaceutical Research Institute from 1997 to 2002 and Senior Vice President for Worldwide Drug Discovery at Pfizer Inc. from 1982 to 1996. Dr. Ringrose served as chair of the Biotechnology and Biological Sciences Research Council UK from 2003 to 2009 and was a non-executive director of Cambridge Antibody Technology until its acquisition by Astra Zeneca in 2006, of Astex Therapeutics Inc. until its acquisition by SuperGen in September 2011 and of Biotica Technology, Ltd. until December 2013. He is currently a non-executive director of Rigel Pharmaceuticals Inc. Dr. Ringrose is a council member of the UK Foundation for Science and Technology and was a member the UK Government's Technology Strategy Board until 2009. Dr. Ringrose received a B.Sc., M.A. and Ph.D. in Biochemistry from the University of Cambridge. His significant scientific leadership experience in the pharmaceutical industry contributed to our conclusion that Dr. Ringrose should serve as a director.
George M. Whitesides	77
		George M. Whitesides, Ph.D., has served as a director since October 2013. Prior to our spin-off from Innoviva in June 2014 and since the inception of Innoviva in 1996, Dr. Whitesides served as a director of Innoviva. He has been Woodford L. and Ann A. Flowers University Professor at Harvard University since 2004. From 1986 to 2004, Dr. Whitesides was Mallinckrodt Professor of Chemistry at Harvard

Name	Age	Principal Occupation and Business Experience
		University. From 1982 to 1991 he was a member of the Department of Chemistry at Harvard University and Chairman of the Department of Chemistry from 1986 to 1989. He was a faculty member of the Massachusetts Institute of Technology from 1964 to 1982. Dr. Whitesides was a 1998 recipient of the National Medal of Science. He is a member of the editorial boards of 14 scientific journals. He is also a member of the board of directors of Nano Terra Inc., Arsenal Biomedical, Inc., 480 Biomedical, Inc., Diagnostics for All, Inc. and Soft Robotics Inc. Dr. Whitesides holds a Ph.D. in Chemistry from the California Institute of Technology and a B.A. from Harvard University. Dr. Whitesides' demonstrated leadership in his field, his knowledge of scientific matters affecting our business and his understanding of our industry contributed to our conclusion that he should serve as a director.
William D. Young	72
		William D. Young has served as a director since October 2013 and has served as our lead independent director since April 2014. Prior to our spin-off from Innoviva in June 2014 and since April 2001, Mr. Young served as a director of Innoviva. He has been a Venture Partner at Clarus Ventures, a venture capital firm, and Executive Chairman of NanoString Technologies, a biotechnology company and Clarus portfolio company, since 2010. Mr. Young served from 1999 until 2009 as Chairman of the board of directors and Chief Executive Officer of Monogram Biosciences, Inc., a biotechnology company. From 1980 to 1999 Mr. Young was employed at Genentech, Inc., most recently as Chief Operating Officer, where he was responsible for all Product Development, Manufacturing and Commercial functions. Prior to joining Genentech, Mr. Young worked at Eli Lilly and Company for 14 years. In addition to NanoString Technologies, Mr. Young is a member of the board of directors of Vertex Pharmaceuticals. He was a member of BioMarin, Inc.'s board until October 2015 and Biogen Idec Inc.'s board of directors until June 2014, having served as a director since 1997 and as Chairman of the Board since 2010. Mr. Young received his M.B.A. from Indiana University and his B.S. in Chemical Engineering from Purdue University, and an honorary Doctorate of Engineering from Purdue University. Mr. Young was elected to The National Academy of Engineering in 1993 for his contributions to biotechnology. Mr. Young's demonstrated leadership in his field, his understanding of our industry and his senior management experience in several companies in our industry contributed to our conclusion that he should serve as a director.

Incumbent Class II Directors Whose Term Expires in 2019

Name	Age	Principal Occupation and Business Experience
Rick E Winningham	57	Rick E Winningham has served as Chairman of the board of directors since July 2013. He has served as our Chief Executive Officer since our spin-off from Innoviva in June 2014. From October 2001 to August 2014, Mr. Winningham served as Chief Executive Officer of Innoviva, where he also served as Chairman of the board of directors from April 2010 to October 2014. From 1997 to 2001 he served as President, Bristol-Myers Squibb Oncology/Immunology/Oncology Therapeutics Network (OTN) and also as President of Global Marketing from 2000 to 2001. In addition to operating responsibility for U.S. Oncology/Immunology/OTN at Bristol-Myers Squibb (BMS), Mr. Winningham also had full responsibility for Global Marketing in the Cardiovascular, Infectious Disease, Immunology, Oncology/Metabolics and GU/GI/Neuroscience therapeutic areas. Over a fifteen-year period beginning in 1986 with BMS and its predecessor, Bristol-Myers, Mr. Winningham held various U.S. and global management positions. Mr. Winningham is a member of Biotechnology Industry Organization's board of directors and serves on the Health Section Governing Board Standing Committee on Reimbursement. Mr. Winningham served as a Director on the board of directors of the California Healthcare Institute ("CHI") from November 2011 to March 2015. He was elected Chairman of CHI in January 2014, a position he held until CHI merged with Baybio to become the California Life Sciences Association ("CLSA") in March 2015. Mr. Winningham was subsequently elected to the role of Chairman of CLSA in March 2015. He stepped down from the CLSA position in November 2015. He is a member of the board of directors of Jazz Pharmaceuticals plc and of OncoMed Pharmaceuticals, Inc. Mr. Winningham holds an M.B.A. from Texas Christian University and a B.S. degree from Southern Illinois University. We believe that it is appropriate and desirable for our Chief Executive Officer to serve on our board of directors. Mr. Winningham's demonstrated leadership in his field, his prior senior management experience in our industry and his experience as our Chief Executive Officer contributed to our conclusion that he should serve as a director.
Robert V. Gunderson, Jr.	65
		Robert V. Gunderson, Jr. has served as a director since October 2013. Prior to our spin-off from Innoviva in June 2014 and since September 1999, Mr. Gunderson served as a director of Innoviva. He is a founding partner of the law firm of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, where he has practiced since 1995. Mr. Gunderson currently serves as a director of a number of private companies and served on the board of directors of Vitae Pharmaceuticals, Inc. until its sale to Allergan plc in October 2016. Mr. Gunderson is a Fellow of the American College of Governance Counsel. Mr. Gunderson holds a J.D. from the University of Chicago, where he was Executive Editor of The University of Chicago Law Review. Mr. Gunderson also received an M.B.A. in Finance from The

Name	Age	Principal Occupation and Business Experience
		Wharton School, University of Pennsylvania and an M.A. from Stanford University. Mr. Gunderson's demonstrated leadership in his field, his understanding of our industry and his knowledge of financial and financing matters contributed to our conclusion that he should serve as a director.
Susan M. Molineaux	63
		Susan M. Molineaux, Ph.D. has served as a director since April 22, 2015. Dr. Molineaux has served as President, Chief Executive Officer and as a member of the board of directors of Calithera Biosciences, Inc. since she co-founded the biopharmaceutical company in March 2010. Dr. Molineaux co-founded Proteolix, Inc., a biopharmaceutical company, where she served as Chief Scientific Officer from 2003 to 2005, Chief Executive Officer from January 2006 to January 2009 and again as Chief Scientific Officer from February 2009 until Proteolix's acquisition by Onyx Pharmaceuticals, Inc. in November 2009. From 2000 to 2003, Dr. Molineaux served as Vice President of Biology at Rigel Pharmaceuticals, Inc., a drug development company. From 1999 to 2000, she served as Vice President of Biology at Praelux, Inc., a biopharmaceutical company, and from 1994 through 1999, she served as Vice President of Drug Development at Praecis Pharmaceuticals, Inc., a biopharmaceutical company. From 1989 until 1994, she was a scientist in the Immunology group at Merck & Co. Dr. Molineaux also serves as a member of the board of directors of Geron Corporation, a biopharmaceutical company and served as a member of the board of directors of the California Life Sciences Association until March 2016. She is a Scientific Advisor at Lightstone Ventures. Dr. Molineaux holds a B.S. in Biology from Smith College and a Ph.D. in Molecular Biology from Johns Hopkins University, and she completed a postdoctoral fellowship at Columbia University. Dr. Molineaux's extensive management experience in pharmaceutical drug development, particularly as it relates to managing and conducting clinical trials, her experience as a Chief Executive Officer and board member of multiple biotechnology companies and her demonstrated leadership in our field contributed to our conclusion that she should serve as a director.
Donal O'Connor	66
		Donal O'Connor has served as a director since October 2015. Mr. O'Connor is the Chairman of Galco Steel Limited and Huttonread Unlimited Company, having been appointed to their boards in September 2010 and March 2011, respectively, and has been a non-executive Director of Perrigo Company plc since November 2014. He was a non-executive Director of Elan Corporation, plc, from May 2008 until it was acquired by Perrigo in December 2013. He was a non-executive Director and senior independent director of Readymix plc from December 2008 until May 2012. He was appointed by the Irish Government as Chairman of Anglo Irish Bank from December 2008 until June 2010. He was the Irish High Court appointed Administrator of Icarom plc from 1995 until February 2013. Mr. O'Connor was a member of the Board of the Irish Auditing and Accountancy Supervisory Authority from its inception as an Interim

Name	Age	Principal Occupation and Business Experience
Board in 2001 until 2009. He was a member of PricewaterhouseCoopers' ("PwC") Global Board from 2003 until 2008 and is a former Chairman of the PwC Eurofirms Board. Mr. O'Connor originally joined PwC in 1972 and was appointed partner in 1983. He was later appointed partner in charge of the PwC Financial Services practice in 1988 and leader of the Audit Practice in 1992. He was elected Senior Partner in 1994 and was re-elected in 1998 and 2003. He served as Senior Partner of PwC Ireland for over twelve years until 2007. Mr. O'Connor obtained a Bachelor of Commerce degree from University College Dublin and is a Fellow of the Institute of Chartered Accountants in Ireland. Mr. O'Connor's senior management experience and demonstrated leadership in his field, his experience as a director of numerous companies, including Irish entities, and his knowledge of financial and financing matters contributed to our conclusion that he should serve as a director.

Incumbent Class I Directors Whose Term Expires in 2018

Name	Age	Principal Occupation and Business Experience
Eran Broshy	58	Eran Broshy has served as a director since June 2014. Mr. Broshy has been an operating executive with Tailwind Capital, a New York based private equity firm, supporting their healthcare investment efforts since September 2015. From March 2013 until August 2015, he worked with Linden Capital Partners and Court Square Capital, both private equity firms, as Operating Partner and Executive Advisor, respectively, and from June 2009 until December 2012 he worked with Providence Equity Partners as a Senior Advisor supporting the private equity firm's healthcare information investment efforts. Mr. Broshy previously served for over a decade as the chief executive officer (until 2008) and chairman of the board of directors (until 2010) of inVentiv Health, Inc., a privately held company (and until August 2010 a Nasdaq listed company) that delivers a broad range of clinical and commercialization services to pharmaceutical and life sciences companies globally. Prior to joining inVentiv, Mr. Broshy was a management consultant with The Boston Consulting Group (BCG) for 14 years, including as the partner responsible for BCG's healthcare practice across the Americas. He also served as president and chief executive officer of Coelacanth Corporation, a privately held biotechnology company. He currently serves on the board of directors of Magellan Health, Inc., a public specialty health care management company, and within the previous five years Mr. Broshy has also served on the board of directors of inVentiv Health, Inc. He also serves on the board of a number of private companies, as a member of the Corporation of the Massachusetts Institute of Technology ("MIT") and on MIT's Dean of Science Advisory Council, as well as the Simon Wiesenthal Center's New York Executive Board, American Jewish Committee NY Board and the Israel Venture Network. Mr. Broshy holds an M.B.A. from Harvard University, an

Name	Age	Principal Occupation and Business Experience
		M.S. in civil engineering from Stanford University, and a B.S. in civil engineering from the Massachusetts Institute of Technology. Mr. Broshy's demonstrated leadership in the healthcare industry in general and the managed healthcare industry in particular contributed to our conclusion that he should serve as a director.
Henrietta H. Fore	68
		Henrietta H. Fore has served as a director since October 2013. Prior to our spin-off from Innoviva in June 2014 and since October 2010, Ms. Fore served as a director of Innoviva. Ms. Fore has served as the Chairman of the Board and Chief Executive Officer of Holsman International Company, a manufacturing and investment company, since 2009. From 2007 to 2009, Ms. Fore served as the Administrator of the U.S. Agency for International Development, and Director of United States Foreign Assistance, holding the equivalent rank as Deputy Secretary of State. In this position she was responsible for managing U.S. foreign assistance to countries recovering from disaster, trying to escape poverty, and engaging in democratic reforms. She also served on the boards of the Overseas Private Investment Corporation, and the Millennium Challenge Corporation during this period. From 2005 to 2007, Ms. Fore served as Under Secretary of State for Management, the Chief Operating Officer for the Department of State, where she was responsible for the people, resources, facilities, technology and security of the Department and was the Secretary's principal advisor on management issues. Ms. Fore serves on the Corporate Boards of Exxon Mobil Corporation, General Mills, Inc. and Essilor International Group. She is Global Co-Chair of the Asia Society and a Trustee of the Aspen Institute and the Center for Strategic and International Studies (CSIS). She also serves on the boards of the Committee Encouraging Corporate Philanthropy, Center for Global Development and Initiative for Global Development, and chairs the Middle East Investment Initiative. Ms. Fore has a B.A. degree in History from Wellesley College and a M.S. degree in Public Administration from the University of Northern Colorado. Ms. Fore's senior management experience at high levels within the U.S. government and her current experience as a chief executive officer and chairman of an investment and management company contributed to our conclusion that she should serve as a director.
Burton G. Malkiel	84
		Burton G. Malkiel, Ph.D., has served as a director since October 2013. Prior to our spin-off from Innoviva in June 2014 and since July 2007, Dr. Malkiel served as a director of Innoviva. Dr. Malkiel is the Chief Investment Officer at Wealthfront, Inc., a position he has held since November 2012, and the Chemical Bank Chairman's Professor of Economics, Emeritus, and Senior Economist at Princeton University, a position he has held since July 2011 following positions as a senior research economist and professor at Princeton University since 1988. Dr. Malkiel is the author of A Random Walk Down Wall Street and over 125 articles and is the author or co-author of nine other books. From 1981 to 1988 he was dean of the Yale

Name	Age	Principal Occupation and Business Experience
University School of Management and also served as the William S. Beinecke Professor of Management Studies. He is a past appointee to the President's Council of Economic Advisors. In addition, Dr. Malkiel currently serves on the board of directors of several corporations including Genmab AS and served on the board of directors of The Vanguard Group Ltd. until March 2015. He also serves on several investment management boards including the Investment Committees for the American Philosophical Association and Alpha Shares, LLC. He is a past president of the American Finance Association and the International Atlantic Economic Association. He holds a B.A. and M.B.A. degree from Harvard University and a Ph.D. degree from Princeton University. Dr. Malkiel's demonstrated leadership in his field, his knowledge of financial and financing matters, and his ability to serve as a financial expert on our audit committee contributed to our conclusion that he should serve as a director.

        There are no family relationships among any of our directors or executive officers. See "Corporate Governance" below for additional information regarding our board of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE CLASS III NOMINEES NAMED ABOVE.

PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our audit committee has appointed the firm of Ernst & Young LLP, independent registered public accountants, to audit our financial statements for the year ending December 31, 2017.

        Notwithstanding its selection and even if our shareholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of Theravance Biopharma and its shareholders. At the Annual Meeting, the shareholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017. Our audit committee is submitting the selection of Ernst & Young LLP to our shareholders because we value our shareholders' views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP will be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from shareholders.

        If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee would reconsider the appointment.

Principal Accounting Fees and Services

        The following table sets forth all fees for invoices received or accrued by us for professional audit services and other services rendered by Ernst & Young LLP during the years ended December 31, 2015 and 2016.

	Year Ended December 31
	2016	2015
	(in thousands)	(in thousands)
Audit Fees(1)	$1,520	$1,149
Tax Fees(2)	558	231
All Other Fees	—	—

Total Fees	$2,078	$1,380

(1)
For the years ended December 31, 2015 and 2016, this category represents fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, and audit services provided in connection with other regulatory filings for which only the independent registered public accounting firm can reasonably be expected to provide.

(2)
For the years ended December 31, 2015 and 2016, this category represents fees related to tax consulting and planning services.

Pre-Approval of Audit and Non-Audit Services

        Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee (or the chair if such approval is needed on a time urgent basis) pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

 PROPOSAL THREE:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Exchange Act gives shareholders the right to vote to approve, on an advisory basis, the compensation of our named executive officers. This is commonly referred to as a "Say On Pay" proposal.

        This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. As described further in the "Executive Compensation" section of this proxy statement, beginning on page 31, including the "Compensation Discussion and Analysis" and the related tables and narrative, the primary goals of our compensation programs are to fairly compensate employees, attract and retain highly qualified employees, motivate the performance of our employees towards key corporate goals, reward the achievement of such goals, and align our employees' long-term interests with those of our shareholders. We believe our compensation programs reflect a pay-for-performance philosophy that links potential significant compensatory rewards to achievement of corporate operating goals and increase in shareholder value.

        We made substantial progress during 2016, including, as described further in the "Compensation Discussion and Analysis" beginning on page 31, the full accomplishment of five out of ten annual performance goals for 2016 and partial achievement of another three performance goals. The 2017 performance goals were selected based on our belief that their achievement would positively impact the Company's value, and our compensation programs reward our employees for achievement of the goals, thereby aligning our employees' incentives with our shareholders' interests. In addition, between December 31, 2015 and December 31, 2016, the price of our ordinary shares increased 95%.

        In accordance with Section 14A of the Exchange Act, we are asking shareholders to vote on the following resolution:

        "RESOLVED, that the Company's shareholders approve the compensation of the Company's named executive officers as disclosed in the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the accompanying tables and narrative."

        This Say On Pay vote is advisory, and therefore not binding on our compensation committee or board of directors. Our board of directors and our compensation committee value the opinions of our shareholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE 2016 SUMMARY COMPENSATION TABLE AND THE ACCOMPANYING TABLES AND NARRATIVE.

 PROPOSAL FOUR:

ADVISORY VOTE ON FREQUENCY OF SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Exchange Act, we are asking shareholders to vote on whether the Company should conduct an advisory vote on executive compensation (commonly referred to as a "Say On Pay" proposal and which is the subject of Proposal Three this year) every one, two or three years. This Proposal Four provides our shareholders with the opportunity to cast an advisory vote indicating their preference on how often the Company should include a Say On Pay proposal in its proxy materials for future shareholder meetings. By voting on this proposal, shareholders may indicate their preference for the Company to conduct the Say On Pay vote every three years, every two years or every year or shareholders may abstain from voting.

        After careful consideration, our board of directors recommends that future advisory votes on named executive officer compensation be conducted every three years. For biopharmaceutical companies at our stage of development, value driving performance requires years of successful achievement of objectives, with goals building toward regulatory approval and commercialization of our product candidates, whether on our own or with a strategic partner. The drug discovery, development and regulatory process requires years of progress, with the later stage development and regulatory achievements carrying the greatest value. Our named executive officer compensation programs reward both annual goals that build towards achievement of longer-term goals, as well as multi-year goals that we believe should create significant value for shareholders over time if achieved. As a result, we believe shareholders can best judge the effectiveness of our executive compensation program over a longer time horizon.

        An advisory vote every three years will also provide the Company with time to analyze and respond to any issues raised by shareholders, consider possible changes to our compensation programs, further evaluate the effectiveness of these programs, and review evolving industry practices. Further, a triennial advisory vote reduces the administrative costs incurred by us in connection with each additional proposal on which shareholders are asked to vote.

        Shareholders who have concerns about executive compensation during the intervals between Say On Pay votes may provide input at any time to the board of directors, as described below under "Shareholder Communications with the Board of Directors."

        This vote is advisory, and therefore not binding on our board of directors or compensation committee. Notwithstanding the board of directors' recommendation and the outcome of the shareholder vote on this Proposal Four, the board of directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs. The Company's decision as to how frequently it will conduct Say On Pay votes will be disclosed via Form 8-K as required by the Securities and Exchange Commission.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE OF "3 YEARS" ON THE FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION.

CORPORATE GOVERNANCE

Code of Business Conduct

        Our board of directors has adopted a code of business conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our code of business conduct is posted on the Investor Relations portion of our website at www.theravance.com. We intend to disclose future amendments to, or waiver of, our code of business conduct, at the same location on our website identified above.

Director Independence

        Our ordinary shares are listed on The Nasdaq Global Market. The listing rules of this stock exchange generally require that a majority of the members of a listed company's board of directors be independent. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating/corporate governance committees be independent. Under the Nasdaq rules, a director will only qualify as an "independent director" if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

        Compensation committee members must also satisfy the independence criteria set forth under the Nasdaq rules. In order for a member of a listed company's compensation committee to be considered independent for purposes of the Nasdaq rules, the listed company's board of directors must consider all factors specifically relevant to determine whether a director has a relationship to the company which is material to that director's ability to be independent from management in connection with the duties of a compensation committee member, including but not limited to: (1) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (2) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

        Our board of directors has undertaken a review of the independence of each director. In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence. Based on this review, our board of directors has determined that Ms. Fore, Messrs. Broshy, Gunderson, O'Connor, Mitchell, and Young and Drs. Malkiel, Molineaux, Ringrose and Whitesides, representing ten of our eleven directors, are "independent" as that term is defined under the Nasdaq for purposes of serving on our board of directors and those committees of our board of directors upon which each such director sits. The independent members of our board of directors hold, and will continue to hold, separate regularly scheduled executive session meetings at which only independent directors are present.

Lead Independent Director

        Mr. Winningham serves as our chairman of the board of directors and our principal executive officer. Mr. Young serves as our lead independent director. In his role as lead independent director, Mr. Young provides a source of leadership for the board of directors that is complementary to that of

Mr. Winningham as chairman of the board of directors and helps to ensure the effective independent functioning of the board of directors in its oversight responsibilities. As the lead independent director, Mr. Young coordinates the activities of the other independent directors, including coordinating with the chairman to determine an appropriate schedule of board of directors and committee meetings, working with the chairman to schedule any special update meetings he may determine would benefit the board of directors, working with the chairman to jointly set and agree upon the agenda for meetings of the board of directors, coordinating with the chairman on the quality, quantity and timeliness of information submitted by management to independent directors, developing agendas for and serving as chairman of the executive sessions of the board of directors' independent directors, calling any special meetings of the independent directors, serving as the principal liaison between the independent directors and the chairman, coordinating with the General Counsel and Secretary responses to questions and/or concerns from shareholders, employees, or other interested parties, and, in his dual role as lead independent director and chairman of the compensation committee, delivering the results of the chief executive officer's performance evaluation. Our board believes that the combined role of chairman and chief executive officer, while balanced with our use of a lead independent director, facilitates centralized board leadership in one person, so there is no ambiguity about accountability. In addition, given the relatively small size of our company, our board of directors believes that Mr. Winningham's leadership as both chairman and chief executive officer is appropriate. Our Board of Directors Guidelines on Significant Corporate Governance Issues ("Corporate Governance Guidelines") are posted on the Investor Relations portion of our website at www.theravance.com.

Board Committees

        Our board of directors has established an audit committee, a compensation committee and a nominating/corporate governance committee. Our board of directors and its committees set schedules for meetings throughout the year and can also hold special meetings and act by written resolutions from time to time, as appropriate. Our board of directors has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full board of directors. Each member of each of our compensation, nominating/corporate governance and audit committees qualifies as an independent director in accordance with Nasdaq listing standards. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted on the Investor Relations portion of our website at www.theravance.com.

Audit Committee

        The current members of our audit committee are Dr. Malkiel, Mr. Mitchell, Mr. Broshy and Mr. O'Connor, each of whom is a non-employee member of our board of directors and can read and understand fundamental financial statements. Dr. Malkiel has served as a member of the committee since October 2013, Mr. Mitchell has served since October 2014, Mr. Broshy has served since April 2015 and Mr. O'Connor has served since October 2015. Dr. Malkiel, Mr. Mitchell, Mr. Broshy and Mr. O'Connor are each independent under the rules and regulations of the SEC and the listing standards of the Nasdaq applicable to audit committee members. Dr. Malkiel serves as chair of the audit committee. Our board of directors has determined that Dr. Malkiel qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq. During our fiscal year ended December 31, 2016, our audit committee held 7 meetings.

        The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for periodically reviewing financial reporting processes and disclosure controls and processes based on consultation with the Company's management and independent auditors and counsel and reviewing with management and the independent auditors the adequacy and effectiveness of the Company's internal controls over financial reporting and the effectiveness of the Company's disclosure controls and procedures. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them, as required by applicable rules and listing standards.

Compensation Committee

        The current members of our compensation committee are Messrs. Broshy and Young and Drs. Ringrose and Whitesides, each of whom is independent under applicable requirements of Nasdaq, the SEC rules and regulations, as well as Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Mr. Young and Drs. Ringrose and Whitesides have served as members of the committee since October 2013 and Mr. Broshy has served as a member of the committee since October 2014. Mr. Young serves as chair of the compensation committee. The purpose of our compensation committee is to review and approve our overall compensation strategy and policies. Specifically, our compensation committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our principal executive officer and other executive officers; approves the individual bonus programs in effect for our principal executive officer, other executive officers and any key employees for each fiscal year; recommends to our board of directors the compensation of our directors; recommends to our board of directors the adoption or amendment of equity and cash incentive plans and approves the adoption of and amendments to these plans; grants options and other equity awards; and administers our equity incentive plans and similar programs. During our fiscal year ended December 31, 2016, our compensation committee held 3 meetings and acted by written resolutions 11 times.

        Mr. Winningham, our principal executive officer, does not participate in the determination of his own compensation or the compensation of our directors. However, he makes recommendations to our compensation committee regarding the amount and form of the compensation of the other executive officers and any key employees, and he often participates in the committee's deliberations about their compensation. Our General Counsel, Chief Financial Officer and our Vice President, Human Resources, also assist our compensation committee in its executive officer, director and employee compensation deliberations. No other executive officers participate in the determination of the amount or form of the compensation of our executive officers or directors.

        During our fiscal year ended December 31, 2016, our compensation committee engaged the services of Frederic W. Cook & Co. ("FW Cook"), a compensation consulting firm, to advise the compensation committee regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compare to the compensation practices of other companies. FW Cook reports directly to the compensation committee. FW Cook does not provide any services to us other than the services provided to the compensation committee. The compensation committee has assessed the independence of FW Cook pursuant to SEC rules and Nasdaq listing standards and concluded that no conflict of interest exists that would prevent FW Cook from independently representing the committee.

Nominating/Corporate Governance Committee

        The current members of our nominating/corporate governance committee are Dr. Malkiel, Mr. Young and Ms. Fore, each of whom is a non-employee member of our board of directors. Ms. Fore serves as the chair of the nominating/corporate governance committee and has held the position since her appointment to the committee on July 2014. Dr. Malkiel and Mr. Young have served as members of the committee since October 2013. The nominating/corporate governance committee oversees the nomination of directors, including, among other things, identifying, evaluating and making recommendations of nominees to our board of directors, and evaluates the performance of our board of directors and individual directors. Our nominating/corporate governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our governance practices and making recommendations to our board of directors concerning corporate governance matters. During our fiscal year ended December 31, 2016, our nominating/corporate governance committee held 3 meetings.

Considerations in Evaluating Director Nominees

        Our nominating/corporate governance committee's criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full board of directors for selection, as director nominees are as follows:

  •
  Our nominating/corporate governance committee evaluates the current composition and organization of the board of directors and its committees, determines future requirements and makes recommendations to the board of directors for approval.

  •
  Our nominating/corporate governance committee evaluates the performance of the board of directors and of individual directors and oversees the board of directors' performance evaluation process, including conducting surveys of director observations, suggestions and preferences.

  •
  While our nominating/corporate governance committee has not established specific minimum qualifications for director candidates, in its evaluation of director candidates, including the members of the Board eligible for re-election, our nominating/corporate governance committee considers: (1) the current size and composition of the board of directors and the needs of the board of directors and its committees; (2) such factors as personal integrity, knowledge, skills, expertise, diversity of experience, ability to take independent analytical inquiries, understanding of Theravance Biopharma's business environment and willingness to devote adequate time and effort to serve as members of the board of directors; (3) relationships between directors and Theravance Biopharma's customers and suppliers; and (4) such other factors as the committee may consider appropriate.

  •
  With regard to candidates who are properly recommended by shareholders or by other means, our nominating/corporate governance committee will review the qualifications of any such candidate, which review may, in our nominating/corporate governance committee's discretion, include interviewing references, direct interviews with the candidate, or other actions our nominating/corporate governance committee deems necessary or proper.

  •
  Our nominating/corporate governance committee has the authority to retain and terminate any third-party search firm to identify director candidates, and has the authority to approve the fees and retention terms of such search firm.

  •
  After completing its review and evaluation of director candidates, our nominating/corporate governance committee selects, or recommends to the full board of directors for selection, the director nominees.

        Our nominating/corporate governance committee does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. However, as discussed above, diversity of experience is one of the numerous criteria our nominating/corporate governance committee reviews before recommending a candidate.

        The board of directors (which includes our Chief Executive Officer) has used and may in the future use the services of a third party search firm to help identify, screen, conduct background investigations of, and interview potential director candidates.

Compensation Committee Interlocks and Insider Participation

        As noted above, the compensation committee of our board of directors is comprised of Messrs. Broshy and Young and Drs. Ringrose and Whitesides. None of the members of our compensation committee was at any time during the fiscal year ended December 31, 2016 (or at any other time) an officer or employee of Theravance Biopharma. None of our executive officers serve, or served during our fiscal year ended December 31, 2016, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or our compensation committee.

Meetings of the Board of Directors

        The full board of directors met six times during our fiscal year ended December 31, 2016. No director attended fewer than 75% of the total number of meetings of the board of directors (held during the period he or she was a director) and meetings of any committees of the board of directors (held during the period he or she was a member) during our fiscal year ended December 31, 2016.

        It is our policy that directors are invited and encouraged to attend our annual general meetings of shareholders. We have scheduled our Annual Meeting on the same day as a regularly scheduled board of directors meeting in order to facilitate attendance by the members of our board of directors.

Shareholder Recommendations for Nominations to the Board of Directors

        Our nominating/corporate governance committee reviews shareholder recommendations for candidates to our board of directors in accordance with our Corporate Governance Guidelines and our Shareholder—Director Communications Policy & Procedures. The board of directors' policy is to consider all bona fide director candidates recommended by shareholders of the Company. To recommend a candidate for election to the board of directors, a shareholder must notify the nominating/corporate governance committee by writing to the General Counsel or Secretary of Theravance Biopharma (Theravance Biopharma, Inc., c/o of its U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: General Counsel/Secretary) no later than the deadlines set forth in Theravance Biopharma's proxy statement for the preceding annual general meeting. Such shareholder's notice must include the following information to be considered (i) to the extent reasonably available, information relating to such director candidate that would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Securities Exchange Act, in which such individual is a nominee for election to the board of directors, including the candidate's name, age, detailed biographical data and qualifications for serving on our board of directors (including the candidate's principal occupation or employment), information regarding any relationships between us and the candidate within the last three years and the number of our ordinary shares beneficially owned by the candidate; (ii) the director candidate's written consent to (A) if selected, be named in Theravance Biopharma's proxy statement and proxy and (B) if elected, to serve on the board of directors; (iii) a statement from the recommending shareholder in support of the candidate, including a statement regarding the candidate's satisfaction of the board of directors' membership criteria set forth in our Corporate Governance Guidelines; and (iv) any other information that such shareholder believes is relevant in considering the director candidate. The shareholder is also advised to provide evidence of the recommending person's ownership of our shares and the shareholder's name and address.

Board Oversight of Risk

        One of the key functions of our board of directors is informed oversight of our risk management process. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. While our board of directors is ultimately responsible for risk oversight, our board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and related procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. The nominating and corporate governance committee assists our board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. The compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, the full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities, and evaluates the risks inherent in significant transactions.

Director Compensation

        The following is a description of the standard compensation arrangements under which our non-employee directors are compensated for their service as directors, including as members of the various committees of our board of directors.

Cash Compensation

        Each member of our board of directors who is not an employee receives a $50,000 annual retainer as well as (i) $1,000 for each board and committee meeting attended ($500 for scheduled in-person meetings that a board member attends by video or telephone conference) and for each subsidiary board meeting and ad hoc committee meeting attended and (ii) an additional $1,500 for attending in-person board of directors meetings held outside the United States. The chairperson of our audit committee receives a fixed retainer in the amount of $20,000, the chairperson of our compensation committee receives a fixed retainer of $13,000, and the chairpersons of our nominating/corporate governance committee and our science and technology advisory committee each receive a fixed retainer in the amount of $10,000. The lead independent director also receives a fixed retainer in the amount of $25,000. The members of our board of directors are eligible for reimbursement for their expenses incurred in attending board meetings in accordance with our policies.

        In order to minimize the tax consequences of our Irish tax residency on our non-employee directors we provide directors who are not Irish residents with a tax gross-up with respect to Irish personal income taxes levied on payments made by us for board and committee service rendered in Ireland, including equity awards that are taxable compensation under Irish tax laws (the "Irish Tax Gross-Up").

Equity Compensation

        Each of our non-employee directors is also compensated with periodic automatic grants of equity awards under a program implemented under our 2013 Equity Incentive Plan. These grants are non-discretionary, and only our non-employee directors are eligible to receive these automatic grants.

        Under our automatic grant program, each individual who first becomes a non-employee director will, on the date such individual joins our board of directors, automatically be granted a one-time nonstatutory share option grant covering 12,000 ordinary shares. These initial option grants vest monthly over the director's first two years of service. In addition, on the date of joining our board of directors, a new non-employee director will also receive the standard annual equity award (if joining on the date of our annual general meeting of shareholders) or a pro-rated annual equity award (if joining on any other date), as described below. The pro-ration will be based upon the number of months of service the new board member will provide during the 12-month period ending on the one-year anniversary of the most recent annual general meeting of shareholders.

        Annually (if applicable, upon his or her re-election to our board of directors at the annual general meeting of shareholders) each non-employee director automatically will be granted restricted share units ("RSUs") covering 6,000 ordinary shares. This standard annual RSU grant will vest in full on the earlier of the one-year anniversary of the date of grant or the next annual general meeting of shareholders.

        All automatic equity awards vest in full if we are subject to a change in control or the board member dies or becomes disabled while in service. Each share option granted pursuant to the automatic grant program will have an exercise price equal to the fair market value of our ordinary shares on the date of grant, a term of up to ten years and will remain exercisable for three years following termination of a director's service other than for cause. Each RSU granted pursuant to the automatic grant program will be settled by issuing our ordinary shares upon vesting and includes cash dividend equivalent rights in the event we pay any cash dividends to shareholders while the award is outstanding.

        In addition to the automatic equity awards described above, directors are also eligible to receive other equity awards under our 2013 Equity Incentive Plan.

2016 Director Compensation Table

        The following table sets forth the compensation awarded to, earned by, or paid to each person who served as a director during 2016, other than a director who also served as a named executive officer.

Name	Fees Earned or Paid in Cash ($)(1)		Share Awards ($)(2)(3)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)		(c)	(g)	(h)
Eran Broshy	70,000		118,200	76,928	265,128
Henrietta H. Fore	70,000		118,200	89,660	277,860
Robert V. Gunderson, Jr.	60,500		118,200	73,394	252,094
Burton G. Malkiel, Ph.D.	89,000		118,200	80,828	288,028
Dean J. Mitchell	66,000		118,200	90,106	274,306
Susan Molineaux, Ph.D.	62,500		118,200	61,509	242,209
Donal O'Connor	70,500	(6)	118,200	—	188,700
Peter S. Ringrose, Ph.D.	73,500		118,200	74,950	266,650
George M. Whitesides, Ph.D.	60,000		118,200	70,598	248,798
William D. Young	104,500		118,200	84,590	307,290

(1)
Includes the annual retainer paid to each director, the annual retainers paid to the chairperson of each committee and to the lead independent director, as well as fees for attendance at board of director and committee meetings.

(2)
The amounts in these columns represent the aggregate grant date fair value of share awards and option awards granted to the director during 2016 computed in accordance with FASB ASC Topic 718. See Note 8 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 1, 2017 for a discussion of all assumptions made by us in determining the grant date fair value of our equity awards.

(3)
As of December 31, 2016, certain of the above listed directors held outstanding, unvested RSUs under which the following number of our ordinary shares were issuable: Mr. Broshy (6,000); Ms. Fore (6,000); Mr. Gunderson (6,000); Dr. Malkiel (6,000); Mr. Mitchell (6,000); Dr. Molineaux (6,000); Mr. O'Connor (6,000); Dr. Ringrose (6,000); Dr. Whitesides (6,000); and Mr. Young (6,000). As of December 31, 2016, certain of the above-listed directors held outstanding RSUs under which the following number of shares of Innoviva, Inc.'s ("Innoviva's") (known as Theravance, Inc. prior to January 7, 2016) common stock were issuable: Ms. Fore (7,585); Mr. Gunderson (7,585); Dr. Malkiel (7,585); Dr. Ringrose (7,585); Dr. Whitesides (7,585); and Mr. Young (7,585). These RSUs are fully vested based on service to Innoviva prior to our spin-off in June 2014 (the "Spin Off") from Innoviva, but have not yet settled in accordance with their terms.

(4)
As of December 31, 2016, the above-listed directors held outstanding options to purchase the following number of our ordinary shares: Mr. Broshy (24,000); Ms. Fore (24,000); Mr. Gunderson (24,000); Dr. Malkiel (24,000); Mr. Mitchell (24,000); Dr. Molineaux (12,000); Mr. O'Connor (12,000); Dr. Ringrose (24,000); Dr. Whitesides (24,000); and Mr. Young (24,000). As of December 31, 2016, certain of the above-listed directors also held outstanding options to purchase the following number of shares of Innoviva's common stock: Ms. Fore (34,132); Mr. Gunderson (56,889); Dr. Malkiel (75,854); Dr. Ringrose (22,755); Dr. Whitesides (56,889); and Mr. Young (56,889). The Innoviva options held by our non-employee directors are fully vested, but, in connection with the Spin-Off, they were amended to remain outstanding based on service on our board of directors.

(5)
Includes actual amounts paid by us in 2016 and estimates of additional amounts to be paid to each director in connection with the Irish Tax Gross Up for compensation earned by each director in 2016, assuming a 48% Irish income tax rate. The amounts have been converted from EUR at an exchange rate of 1.053.

(6)
Includes $4,000 earned by Mr. O'Connor for service as a director of Theravance Biopharma Ireland Limited during 2016.

Shareholder Communications with the Board of Directors

        Shareholders interested in communicating with the board of directors or a particular director should send correspondence to Theravance Biopharma, Inc., c/o of its U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attn: Secretary. Each communication should set forth (i) the name and address of the shareholder as it appears on our books and, if the shares are held by a nominee, the name and address of the beneficial owner of the shares, and (ii) the number of ordinary shares that are owned of record by the record holder and beneficially by the beneficial owner. Pursuant to our Shareholder—Director Communications Policy & Procedures, the Secretary has been instructed, in his discretion, to screen out communications from shareholders that are not related to the duties and responsibilities of the board of directors. If deemed an appropriate communication, the Secretary will forward it, depending on the subject matter, to the chairperson of a committee of the board of directors or a particular director, as appropriate.

EXECUTIVE OFFICERS

        The following table provides information concerning our executive officers as of March 20, 2017:

Name	Age	Position(s)
Rick E Winningham	57	Chief Executive Officer and Chairman of the Board
Renee D. Gala	44	Senior Vice President and Chief Financial Officer, Treasurer
Brett K. Haumann	47	Senior Vice President, Clinical Development and Chief Medical Officer
Sharathchandra (Sharath) S. Hegde	53	Senior Vice President, Research
Frank Pasqualone	61	Senior Vice President and Chief Commercial Operations Officer
Kenneth R. Pitzer	53	Senior Vice President, Product Strategy and Commercial Planning
Bradford J. Shafer	57	Executive Vice President, General Counsel and Secretary
Philip D. Worboys	47	Senior Vice President, Translational Science

        Rick E Winningham.    See biographical information set forth above under "Proposal One: Election of Directors—Information Regarding the Nominees and Other Directors."

        Renee D. Gala joined Theravance Biopharma as Vice President, Finance and Treasurer in June 2014 in connection with our spin-off from Innoviva, Inc. ("Innoviva") (known as Theravance, Inc. prior to January 7, 2016), became Senior Vice President, Finance in July 2014 and became Senior Vice President and Chief Financial Officer in December 2014. Prior to the Spin-Off, Ms. Gala had been Vice President, Finance at Innoviva since January 2013. Ms. Gala joined Innoviva in June 2006, initially as Director of Financial Planning and Analysis and then as Senior Director of Finance and Procurement in July 2008. From 2001 to 2006, Ms. Gala worked at Eli Lilly and Company, where she held positions of increasing responsibility in global treasury, pharmaceutical sales, and corporate strategy/business development. Prior to joining Eli Lilly, she spent seven years in the energy industry in the U.S. and internationally in positions focused on corporate finance, project finance, and mergers and acquisitions. She is a member of the board of directors of Corcept Therapeutics Incorporated. Ms. Gala earned a B.S. in Mathematics from Vanderbilt University and an M.B.A. from Columbia Business School.

        Brett K. Haumann, M.D., M.B.A., joined Theravance Biopharma in June 2014 in connection with our spin-off from Innoviva, after joining Innoviva as Vice President, Clinical Development, in October 2013. He became Vice President, Clinical Development and Operations of Innoviva in March 2014 and became Senior Vice President, Clinical Development at Theravance Biopharma in December 2014. Prior to joining Innoviva, Dr. Haumann served as Chief Medical Officer at and on the board of directors of Circassia Limited, a biopharmaceutical company. Previously, Dr. Haumann held senior positions at GlaxoSmithKline, including Medicines Development Leader and Vice President Clinical Development. Dr. Haumann has more than 15 years of experience in the discovery and development of pulmonary and allergy medicines. Dr. Haumann completed his M.D. at the University of Witwatersrand Medical School, South Africa and holds an M.B.A. from Open University, United Kingdom.

        Sharathchandra (Sharath) S. Hegde, Ph.D., joined Theravance Biopharma in June 2014 in connection with the spin-off from Innoviva and became Senior Vice President, Research in March 2016. After joining Innoviva in September 1999, Dr. Hegde held various positions in the Pharmacology Department before being promoted to Vice President, Pharmacology in June 2007 and later becoming Vice President, Discovery Biology of Theravance Biopharma in June 2015. Prior to joining Innoviva, Dr. Hegde spent 9 years at Syntex Corporation, later acquired by Roche Holdings Ltd. as an Associate Director and, later, Director of Pharmacology. Dr. Hegde obtained his Ph.D. in Pharmacology from the University of Houston and obtained his B.Pharm/M.Pharm degree in Pharmacy/Pharmacology from the University of Bombay.

        Frank Pasqualone joined Theravance Biopharma as Senior Vice President, Operations in June 2014 in connection with our spin-off from Innoviva. Prior to the Spin-Off, Mr. Pasqualone held the position of Senior Vice President, Operations at Innoviva since January 2014. From 2010 to 2012, he served as President of Intercontinental Region: Latin America, Middle East and Africa and also as President of Southern Europe from 2009 to 2010, at Bristol-Myers Squibb (BMS). Over a 25-year period with BMS, Mr. Pasqualone held senior management positions in the U.S. and globally. In the U.S., he was responsible for the Oncology/Virology business and led the marketing group in the Diabetes business. Since leaving Bristol-Myers Squibb and prior to joining Theravance, Mr. Pasqualone was self-employed as a part-time consultant. Mr. Pasqualone holds an M.B.A. from University of Dayton and a B.S. in Marketing from Bowling Green State University in Ohio.

        Kenneth R. Pitzer, D.V.M., has served as our Senior Vice President, Product Strategy and Commercial Planning since March 2016. Previously, Dr. Pitzer was Vice President, Strategic and Commercial Planning since he joined Theravance Biopharma in October 2014 from Innoviva, where he held the position of Vice President, Strategic and Commercial Planning since January 2008. Dr. Pitzer joined Innoviva in 2002 as Director, New Product Planning, and held various positions in the Commercial Development Department before being promoted to Vice President, Strategic and Commercial Planning in January 2008. Prior to joining Innoviva Dr. Pitzer worked at Lederle Laboratories, a pharmaceutical manufacturing company, as Marketing Manager from 1989 to 1995 and then at Cygnus, Inc., a biopharmaceutical company, from 1995 until 2002, ultimately serving as the Vice President of Product Management. Dr. Pitzer earned a Doctor of Veterinary Medicine degree from The Ohio State University in 1987 and an M.B.A. from Carnegie-Mellon University in 1989.

        Bradford J. Shafer has served as our Executive Vice President, General Counsel since March 2016 and our Secretary since November 2014. Previously, he was our Senior Vice President, General Counsel since September 2014. Prior to joining Theravance Biopharma, Mr. Shafer served as Senior Vice President, General Counsel and Secretary at Innoviva, since August 1999. From 1996 to 1999 he served as General Counsel of Heartport, Inc., a medical device company. From 1993 to 1996, Mr. Shafer was a partner in the Business and Technology Group at the law firm of Brobeck, Phleger & Harrison LLP. Mr. Shafer holds a J.D. from the University of California, Hastings College of the Law, where he was Editor-in-Chief of The Hastings Constitutional Law Quarterly, and a B.A. from the University of the Pacific, where he graduated magna cum laude.

        Philip D. Worboys, Ph.D., has served as our Senior Vice President, Translational Science since March 2016, where is he responsible for leading the progression of drug candidates from the discovery stage into human clinical studies, including clinical pharmacology and biomarker development as well as project management. Previously, Dr. Worboys was Vice President, Drug Metabolism and Pharmacokinetics (DMPK) since he joined Theravance Biopharma in October 2014 from Innoviva, where he held the position of Vice President, DMPK since November 2008. Prior to joining Innoviva, he served as Senior Director, DMPK at Roche Bioscience, Inc. since 2005. Dr. Worboys was an Associate Director, DMPK at Pharmacia Corporation from 2001 until its acquisition by Pfizer, Inc. and was Senior Director, DMPK at Pfizer, Inc. from 2003 to 2005. He spent the first part of his career in DMPK, at Merck Sharp & Dohme in Harlow, United Kingdom, and worked in various capacities at Aventis, Unilever and GlaxoSmithKline prior to that. Dr. Worboys obtained his Ph.D. degree in Pharmaceutics from Manchester University, United Kingdom. He holds a B.Sc. degree in Biochemistry from Imperial College of Science, Technology & Medicine at the University of London.

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        This section discusses our executive compensation polices and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and offers perspective on the data presented in the tables and narrative that follow.

Executive Summary

        We are a biopharmaceutical company that was spun out of Innoviva, Inc. ("Innoviva") (known as Theravance, Inc. prior to January 7, 2016) in June 2014. As a biopharmaceutical company, we operate in an extremely competitive, rapidly changing and heavily regulated industry. We believe that the skill, talent, judgment and dedication of the executive officers and our other key employees are critical factors affecting our long-term shareholder value. Therefore, our goal is to maintain a compensation program that will fairly compensate employees, attract and retain highly qualified employees, motivate the performance of employees towards and reward the achievement of key corporate goals, and align employees' long-term interests with those of our shareholders.

        Our portfolio spans a number of therapeutic areas and includes products in every stage of development from investigation and discovery, through early-, mid- and late-stage clinical trials, to commercialization and sale. It is important our named executive officers understand the tactical and strategic elements of every program in our portfolio while the program progresses from research to development to commercialization. The breadth and depth of our portfolio requires current knowledge of and facility with complex issues encompassing patient needs, the prescriber concerns and priorities, institutional operational dynamics and the "payor" landscape. Our named executive officers must work in an integrated manner to maximize the value of each program, whether the program is wholly owned by Theravance Biopharma or rights and responsibilities are shared with a partner, and enable our research organization to discover and develop impactful new therapies.

        While we have been operating as an independent company only since mid-2014, most of our management team has a long history both in the industry generally and specifically managing our business as part of Innoviva. We believe their experience and track record in drug discovery, development and commercialization is a valuable asset.

        2016 Performance Highlights.    2016 was a very successful year for Theravance Biopharma as we saw a significant increase in the value of our ordinary shares from $16.39 per share at market close on December 31, 2015 (the last trading day of 2015) to $31.88 at market close on December 30, 2016 (the last trading day of 2016), or a 95% appreciation in our share price for 2016. Our one-year total shareholder return ("TSR") as of December 31, 2016 was the second highest in our peer group and was the sixth highest out of the 157 members of the Nasdaq Biotechnology Index as of December 31, 2016 with a measurable 2016 TSR. The Nasdaq Biotechnology Index Total Return performance for the same period was –21%.

        In addition, we reported positive Phase 1 clinical results for two potentially best-in-class programs: our intestinally restricted pan-Janus kinanse ("JAK") inhibitor program for inflammatory intestinal diseases and our Neprilysin ("NEP") inhibitor program for cardiovascular and renal diseases and progressed candidates from pre-clinical development into early clinical development in our JAK inhibitor program. We completed enrollment in each of our three studies in the Phase 3 program for revefenacin (TD-4208) in chronic obstructive pulmonary disease ("COPD"). Of these, we reported positive results from two replicate efficacy studies while the long term safety study remains ongoing. We progressed two other key programs in Phase 2 clinical development: our highly selective 5-HT4 receptor agonist velusetrag (TD-5108) in gastroparesis, for which we received Fast Track designation from the Food and Drug Administration ("FDA") for the treatment of symptoms associated with idiopathic and diabetic gastroparesis, and our norepinephrine and serotonin reuptake inhibitor ("NSRI") TD-9855 in neurogenic orthostatic hypotension ("nOH"). We entered into a global license, development and commercialization agreement with Millennium Pharmaceuticals, Inc., a subsidiary of Takeda Pharmaceutical Company Limited (together, "Takeda") for TD-8954, a selective 5-HT4 receptor agonist for the treatment of enteral feeding intolerance and other gastrointestinal motility disorders. We also continued to execute our commercial strategy for VIBATIV including the progression of the Telavancin Observational Use Registry ("TOURTM"), a patient registry study designed to assess how VIBATIV is being used in real-world clinical settings, and a Phase 3 bacteremia study designed to expand the product's existing label. Finally, we strengthened our balance sheet through public offerings, the proceeds of which are intended for general corporate purposes including the support of key programs and objectives.

        Achievement of Corporate Goals.    At the beginning of 2016, we set out to achieve ten corporate goals (described below in the "Annual Cash Incentive Compensation" section), of which the compensation committee determined that we accomplished five out of ten goals for 2016 and partially achieved another three goals.

        Adoption of Long-Term Retention and Performance Incentive Program.    For biopharmaceutical companies at our stage of development, value-driving performance requires years of successful achievement of objectives, with goals building toward regulatory approval and commercialization of our product candidates, whether on our own or with a strategic partner. The drug discovery, development and regulatory process requires years of progress, with the later-stage development and regulatory achievements carrying the greatest value. For this reason, as well as for incentive and retention purposes as described below, at the start of 2016 the compensation committee implemented a special long-term retention and performance incentive program (further described in the "Equity Incentive Compensation" section below), which is comprised of two elements: (1) replenishment restricted share unit awards ("RSUs") twice the size of the guideline replenishment award for the named executive officers, with extended, 5-year vesting, and an expectation that there will be substantially reduced replenishment awards in 2017 and 2018; and (2) long-term performance-contingent restricted share awards ("RSAs") offering the named executive officers the opportunity to earn higher value over the 2016 - 2020 timeframe depending on how many key operating goals and objectives are achieved during that five-year period (the "Five-Year Performance RSAs"). The Five-Year Performance RSAs are focused on (1) rewarding achievements that we believe will create long-term value for shareholders, (2) long-term retention, and (3) alignment of executives with long-term shareholders. Since the 2016 replenishment RSUs and the Five-Year Performance RSAs include part of the replenishment awards that would have been made in 2017 and that would be expected to be made in 2018, the value of 2016 compensation may appear inflated. However, consistent with the long-term retention and performance incentive program, the replenishment equity awards granted to our named executive officers in the first quarter of 2017 were significantly smaller than the 2016 replenishment equity awards and, absent significant changes in performance, role or market conditions, it is currently anticipated that the same will be true for 2018.

Compensation Philosophy and Objectives

        In order to attract, retain and incentivize our named executive officers, our compensation philosophy is to provide a competitive pay package with significant upside potential and an emphasis on equity compensation over annual cash compensation. We also strive to design officer compensation to reward annual goal achievement and increased shareholder value, while keeping focus on and greater potential financial reward for achievement of long-term, multi-year goals that we believe will create significant value for our shareholders. We believe that successful execution against the goals we set is the best way to enhance long-term shareholder value. Accordingly, our annual cash incentives and the bulk of our longer term incentives granted to named executive officers in 2016, such as the Five-Year Performance RSAs, are tied to our achievement of corporate operating and drug development goals.

        The difficulty of achieving our goals in the time frames specified, as well as the high level of drug development and leadership experience of the officer team, motivates our compensation philosophy and the emphasis on longer-term compensation. Our annual and longer-term operating goals, which generally relate to the successful discovery, development, and regulatory approval of our compounds, are aggressive. The business of discovering novel compounds and developing them as potential medicines is extremely risky, the current regulatory environment for new drug approvals is highly uncertain and successful commercialization of approved medicines is increasingly challenging, including as a result of the increasing influence of third party payors. In addition, the time frames within which our operating goals must be achieved in order to earn annual incentive compensation are relatively short. We often set more goals than we reasonably believe we can accomplish in a given time frame in order to stretch the leadership team.

Compensation Committee

        The compensation committee of our board of directors is comprised of four non-employee members of the board of directors. The compensation committee's basic responsibility is to review the performance of our management in achieving corporate objectives and to ensure that the named executive officers as well as other members of senior management are compensated effectively in a manner consistent with our compensation philosophy and competitive practice. In fulfilling this responsibility, the compensation committee reviews the performance of each named executive officer at least once each year. The CEO, as the manager of the executive team, assesses the executives' contributions to the corporate goals and makes a recommendation to the compensation committee with respect to any merit increase in salary, cash bonus and annual replenishment equity award for each member of the executive team, other than himself. The compensation committee meets with the CEO to evaluate, discuss and modify or approve these recommendations. The compensation committee also conducts a similar evaluation of the CEO's contributions when the CEO is not present, and determines any increase in salary, cash bonus and annual replenishment equity award for him.

        The compensation committee reviews all components of the named executive officers' compensation when we provide the compensation committee with compensation summaries for each executive officer at the beginning of each year. The information in these summaries is used by the compensation committee to assist it in analyzing existing compensation and any proposed changes in compensation for each named executive officer. The summaries include information regarding the accumulated value of equity ownership, how much is unvested, and the amount of potential value earnable under various share price and performance goal achievement scenarios.

        The summaries help the compensation committee to track changes in an officer's total direct compensation from year to year and to remain aware of the compensation historically paid to each named executive officer. The summaries reflect a variety of values for vested and unvested share awards assuming different share prices. They also provide insight into the aggregate values accumulated from historical equity awards and the potential costs of severance that result from the current severance program. In addition to the information and analyses supplied to the compensation committee as described above and in the peer group segment below, members of management support the compensation committee in its work from time to time and the compensation committee's independent executive compensation consultant provides compensation analyses, in each case, at the compensation committee's request.

Compensation Consultant

        The compensation committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the compensation committee. In accordance with this authority and as described in the "Compensation Committee" section beginning on page 33, the compensation committee confers from time to time with its independent executive compensation consultant, Frederic W. Cook & Co. ("FW Cook"). FW Cook is retained by and reports directly to the compensation committee and its role is to assist and advise the compensation committee on matters related to compensation for executive officers, other key employees and non-employee directors. FW Cook does not work on projects for management except as an agent of the compensation committee and with the advance knowledge and approval of the chairman of the compensation committee. The compensation committee has the sole authority to retain and dismiss its outside compensation consultants.

Peer Group

        We most recently revised our peer group in the second half of 2015, taking into account the advice of FW Cook. The objective was to find companies at a similar stage of commercial development, preferably located in California near large urban centers, with a market capitalization below $2.5 billion. The compensation committee intends to continue reviewing and revising the peer group periodically to ensure that it continues to reflect comparable companies. As of December 31, 2016, our market capitalization was the third highest in the peer group.

Peer Group
Arena Pharmaceuticals	OncoMed Pharmaceuticals
Depomed	Orexigen Therapeutics
Dynavax Technologies	Portola Pharmaceuticals
Exelixis	PTC Therapeutics
FibroGen	Raptor Pharmaceutical
Five Prime Therapeutics	XenoPort
Intersect ENT	XOMA
MannKind	Zogenix
Nektar Therapeutics

        We operate in an intensely competitive labor market, in which talented employees typically have many alternatives and it is relatively easy to change jobs. Accordingly, when making recommendations to our compensation committee and in making compensation decisions, our CEO and compensation committee review data about the compensation of similar officers at the peer group companies, with a view that, to be competitive, compensation levels should generally be at least at median of the peer data. While we believe this data provides useful insight into the competitiveness of our compensation packages, the compensation data provides only a reference point and we do not currently target any particular benchmark. Factors specific to our company and the individual named executive officers primarily inform our compensation decisions. For example, we believe that our portfolio of research and development programs is generally broader than those of companies in our peer group, which affects the skills and experiences needed by our executive officers and in turn affects our compensation decisions to attract and retain them.

Principal Elements of Compensation

Base Salaries

        Base salaries are set to reflect compensation commensurate with the individual's current position and work experience. Our goal in this regard is to attract and retain high caliber talent for the position and to provide a base wage that is not subject to performance risk. Salary for the CEO and the other named executive officers is determined based on the underlying scope of their respective responsibilities, their personal experience working at innovative drug discovery companies, including Innoviva (prior to the 2014 spin-off of Theravance Biopharma), and taking into account competitive market compensation as a reference point. The compensation of each of our named executive officers was initially established in 2014 after the spin-off from Innoviva when we matched the salary each had been earning at Innoviva. We review base salaries for the named executive officers annually, generally in the first quarter of each year. The CEO proposes salary adjustments to the compensation committee (other than for himself) based on any changes in competitive market salaries, individual performance and/or changes in job duties and responsibilities. The compensation committee then determines any salary adjustment applicable to each of the named executive officers.

        Mr. Winningham and Ms. Gala did not receive any increase in base salary in 2016 as we felt that their salaries were already appropriate and we preferred to focus on performance-based long-term compensation alignment with shareholders through the Long-Term Retention and Performance Incentive Program described in the "Equity Incentive Compensation" section below. In connection with their promotions in March 2016, the base salaries of each of Mr. Shafer and Drs. Hegde and Worboys were increased to $485,000, $400,000 and $400,000, respectively, to reflect their increased responsibilities and bring their salaries into alignment with similarly situated officers.

Annual Cash Incentive Compensation

        Our named executive officers are eligible for annual cash incentives under a Company-wide bonus program which is designed to reward the achievement of key corporate goals established by our board of directors at the beginning of the year and which we believe should increase shareholder value over time.

        Each named executive officer has a target bonus stated in terms of a percentage of the officer's annual base salary for the year. For 2016, target bonus percentages were 50% of annual base salary for the year for executive and senior vice presidents and 60% of annual base salary for the year for our CEO. For our named executive officers in 2015, no change was made in 2016 to their respective target bonus percentages. However, in connection with their promotions in March 2016, each of Drs. Hegde's and Worboys' target bonus was increased to 50% of their annual base salary for the year in order to align their target bonus with those of our other senior vice presidents.

        The goals applicable to the annual bonus program are established by our full board of directors at the beginning of the year as part of our annual business plan and communicated to employees. Specific weightings are not assigned to the goals, in order to provide our compensation committee with flexibility to determine each goal's relative weight and importance on the basis of actual results. At the end of the year, our compensation committee reviews the Company's performance against the goals and determines the overall level of achievement, which determines the size of the Company's bonus pool for all employees, as well as individual bonus amounts for the named executive officers. In making these determinations, the compensation committee considers information presented by the Company's Chief Executive Officer and its Vice President, Human Resources on Company-wide performance against goals and the individual contributions of the named executive officers toward achievement of the goals.

        The goals comprising our cash bonus program for 2016 are listed in the table below (as well as the determination of our compensation committee on whether or not each goal was achieved) and applied to the bonus program for all employees, including our named executive officers. If all the goals for 2016 were fully achieved, they would have resulted in funding of the Company-wide bonus pool at 150% of target.

2016 Corporate Goals	Achieved
1. Achieve key objectives related to VIBATIV commercialization
—VIBATIV net sales of $25,000,000
—Regulatory approval of supplemental new drug applications ("sNDAs") for VIBATIV concurrent bacteremia
—Regulatory submission of sNDAs for supporting improved VIBATIV label
2. Report positive data from both revefenacin efficacy studies in COPD	X
3. Initiate revefenacin late-stage clinical studies aimed at product differentiation	X	(1)
4. Complete enrollment in the Velusetrag Phase 2b Diabetic and Idiopathic Gastroparesis Efficacy, Safety and Tolerability ("DIGEST") Study	X	(1)
5. Report positive data from multiple early and mid-stage clinical programs	X	(1)
—Phase 2a study in nOH with MARIN TD-9855
—Phase 1 (single-ascending dose ("SAD")/multiple-ascending dose ("MAD")) program in Peripherally Restricted Inhibitor of the Zinc Metalloprotease ("PRIZM")/NEPi
—Phase 1b program with Luminal Novel Anti-Inflammatory Remedy ("LUNAR") TD-1473
6. Initiate 1-2 additional first time in human Phase 1 studies	X
7. Nominate 2-3 development candidates
8. Execute 2-3 corporate/business development transactions (based on business needs)	X
9. Achieve year-end cash balance of at least 2 years projected burn	X
10. Attract and retain an exceptional and passionate workforce	X

(1)
Goal partially achieved, as described in further detail below.

        As the table above indicates, for purposes of the 2016 cash bonus program, our compensation committee determined that we accomplished five out of ten annual performance goals for 2016. Our compensation committee also determined that we partially achieved another three performance goals. As a result, the compensation committee determined to fund the cash bonus pool at 110% of target.

        The following goals were achieved by the Company during 2016:

  •
  Goal 2: Positive results announced in two pivotal three-month Phase 3 efficacy studies for revefenacin in patients with COPD in Q4 2016. The compensation committee also recognized the Company's significant success managing the overall Phase 3 clinical program for revefenacin, including the full enrollment of more than 1,000 patients in the 12-month safety study, which is on schedule to read out in mid-2017, and the achievement of the payment milestones from Mylan for accrual to the revefenacin studies, which enrolled quite rapidly.

  •
  Goal 6: Progression of TD-1439, a neprilysin inhibitor, into Phase 1 randomized, double-blind, placebo-controlled, SAD and MAD studies in healthy volunteers, and favorable results announced from the Phase 1 SAD study and the Phase 1 MAD study is expected to be complete in the first half of 2017.

  •
  Goal 8: Entry into a global license, development and commercialization agreement with Millennium Pharmaceuticals, Inc., a subsidiary of Takeda Pharmaceutical Company Limited, for TD-8954, a selective 5-HT4 receptor agonist for the treatment of enteral feeding intolerance and other gastrointestinal motility disorders. In this regard, the compensation committee noted the ability of the scientific team to develop an intravenous form of TD-8954, which facilitated the completion of the business development transaction with Takeda, a partner whose strategic objectives are aligned with ours. In addition, the compensation committee recognized the entry into a distribution agreement with a company for the regional distribution of VIBATIV in India.

  •
  Goal 9: Raised substantial capital during 2016 through equity and debt markets and collaborative partnership transactions. The Company's cash, cash equivalents, and marketable securities totaled $592.7 million as of December 31, 2016, which we anticipate will fund at least two years of operating expenses.

  •
  Goal 10: The compensation committee considered the accomplishments and key metrics of the Company in its hiring, retention and employee relations, and determined the Company achieved the 2016 workforce goal.

        While certain goals were not fully achieved by the Company during 2016, the Compensation Committee considered the following factors, including partial achievement and the progress made towards achievement:

  •
  Goal 3: The Company's significant planning and preparation of a late-stage clinical study of revefenacin aimed at product differentiation, which we are now conducting. In working with our partner Mylan, and as part of the commercial plan and the launch strategy for revefenacin, the Company will conduct a Phase 3b study with revefenacin to assess the effects of revefenacin in COPD patients with low peak inspiratory flow rate (or PIFR).

  •
  Goal 4: The progress during 2016 and the ultimate achievement in early January 2017 of our enrollment target in our velusetrag phase 2b DIGEST study, which study is currently expected to read out in mid-2017. As an additional achievement supporting velusetrag development, the compensation committee recognized the Fast Track designation granted by the FDA to velusetrag, partnered with Alfa Wassermann, for the treatment of symptoms associated with idiopathic and diabetic gastroparesis.

  •
  Goal 5: In 2016, the Company progressed a number of early and mid-stage clinical programs, including: completing a Phase 1 randomized, double-blind, placebo-controlled, SAD study in healthy volunteers of our most advanced NEP inhibitor compound, TD-0714; completing a Phase 1 randomized, double-blind, placebo-controlled, MAD study in healthy volunteers of TD-0714 which demonstrated characteristics consistent with the compound's target product profile; and initiating a Phase 2a study of our investigational norepinephrine and serotonin reuptake inhibitor TD-9855 assessing the potential use of TD-9855 in nOH (and, in early 2017, announcing that TD-9855 is showing encouraging early results in patients following a single dose and the Company therefore plans to amend the protocol of the Phase 2a study to allow patients who respond to continue beyond a single dose).

        With respect to the two corporate goals for which the compensation committee determined no partial achievement should be recognized for the purposes of 2016 bonuses, the committee made the following observations:

  •
  Goal 1: While we did not achieve all of our VIBATIV goals, the compensation committee recognized the progress made in increasing our U.S. net product sales of VIBATIV by 100% from 2015 to 2016 and that approval in May 2016 by the U.S. Food and Drug Administration (FDA) of the Company's supplemental New Drug Application (sNDA) for VIBATIV® (telavancin) to expand the product's label to include data describing the treatment of patients with concurrent Staphylococcus aureus (S. aureus) bacteremia in both of the antibiotic's currently approved indications in the United States was a key objective related to VIBATIV commercialization.

  •
  Goal 7: While we did not nominate 2-3 development candidates in 2016, the compensation committee recognized the important contributions of the research and development organization, which nominated one new drug development candidate and progressed another to the point where it was formally nominated in early 2017, both candidates from our programs designed to provide targeted drug delivery to tissues in the lung and gastrointestinal tract.

        The actual bonuses awarded to our named executive officers are shown in the table below and reflected in the Bonus and Non-Equity Incentive Compensation columns of the "Summary Compensation Table" on page 46:

Name	Title	Cash Bonus ($)	Percentage of Target
Rick E Winningham	Chief Executive Officer	623,446	115%
Renee D. Gala	SVP and Chief Financial Officer, Treasurer	246,977	115%
Bradford J. Shafer	Executive Vice President, General Counsel and Secretary	278,875	115%
Sharathchandra (Sharath) S. Hegde	Senior Vice President, Research	220,000	110%
Philip D. Worboys	Senior Vice President, Translational Science	220,000	110%

        In the cases of Messrs. Winningham and Shafer and Ms. Gala, our Compensation Committee exercised its discretion to increase their bonus amounts by 5% in recognition of certain 2016 individual contributions, including their significant leadership roles in the planning, management, oversight and execution of the Company's fundraising activities.

Equity Incentive Compensation

        We believe that successful research, development and commercialization of medicines requires excellent functional expertise. However, functional expertise, alone, will not result in approved medicines, successful customer interactions or a successful company. The long-term equity incentives of the Company seek to support our strategy of attracting people to the Company with excellence and expertise in functional areas (e.g. medicinal chemistry, different disciplines of biology, physical chemistry, process chemistry, clinical science, clinical trial execution, strategic marketing, marketing science and financial planning). As importantly, our equity incentive plans seek to support an environment of extraordinary teamwork as well as long-term retention of our employees in an intensely competitive environment.

        The types of equity compensation comprising the mix of officer compensation consist of: (i) options with time-based vesting, which require the market value of our ordinary shares to increase before they are valuable; (ii) performance-contingent restricted share awards (or RSAs) or restricted share unit awards (or RSUs), the right to which is dependent upon successful completion of corporate performance goals; and (iii) RSUs with time-based vesting. We do not use a targeted cash/equity split to set officer compensation. In 2016, we granted RSUs and RSAs to our named executive officers (with both time-based and performance-based vesting), which we believed were more appropriate than stock options as RSUs and RSAs can provide reduced dilution compared to stock options.

        Generally, in order to align the officer's interests with those of our shareholders, a significant option grant is made to a named executive officer at the first regularly scheduled meeting of the compensation committee after the officer commences employment. Annual replenishment equity awards generally are considered during the first quarter of each year, and additional equity awards may be made in connection with an officer earning a promotion or taking on additional duties or for retention purposes in certain circumstances. Options have been used primarily as a hiring incentive, with annual replenishment awards provided in the form of RSUs. Replenishment equity awards are granted annually based on recommendations to the compensation committee from the CEO and guidelines established in 2014 in connection with our spin-off from Innoviva. Replenishment equity awards generally vest over a four-year period, although as described below, the replenishment RSUs awarded to our named executive officers in 2016 vest over a five-year period. The Company believes that the resulting overlapping vesting schedule from awards made in prior years, together with the number of shares subject to each award, helps ensure a meaningful incentive to remain in the Company's employ and to enhance shareholder value over time. Annual replenishment equity award grants to all employees generally are made during the first quarter of each year at a meeting of the compensation committee following annual employee performance reviews.

        In 2016, the Company's annual replenishment equity award grants were approached differently as part of a plan to promote long-term senior officer retention and create strong alignment between our named executive officers and our shareholders. The compensation committee adopted a special long-term retention and performance incentive program (the "Long-Term Retention and Performance Incentive Program"), which has two components. First, each named executive officer was granted a 2016 replenishment RSU that was larger than in prior years, reflecting a partial "front load" of a portion of the annual replenishment award each officer could normally expect to receive over the 2016-2018 time period. Second, a portion of the 2017 and 2018 annual replenishment equity grants that the named executive officers would normally be eligible to receive was eliminated and replaced with the Five-Year Performance RSAs described below which offer the opportunity to earn higher value over the 2016-2020 timeframe depending on how successful the Company is at meeting its critical operating goals and objectives during that five-year period. The number of time-vested equity awards eliminated in lieu of the Five-Year Performance RSAs are the "base shares" for participation in the program, and these awards may be forfeited if none of the goals are achieved by the end of 2020.

        We believe that the goals underlying these Five-Year Performance RSAs, which are discussed in further detail below, are strategically important for the Company and, if achieved in the manner set forth in the Long-Term Retention and Performance Incentive Program, should increase shareholder value substantially. The Committee believes that the higher value that may be potentially earned by the named executive officers under the long-term five-year performance-contingent component of the Long-Term Retention and Performance Incentive Program reflects superior performance that is above the Company's targeted levels of achievement, which the compensation committee believes are already challenging to reach. In considering the structure and retention-effect of the Long-Term Retention and Performance Incentive Program, the compensation committee considered the Company's predecessor's experience with similar long-term retention programs.

        The components of the Long-Term Retention and Performance Incentive Program are discussed in greater detail below; however, the intended front-load and performance award concept is illustrated in the following chart for our CEO, recognizing that the Five-Year Performance RSAs are subject to forfeiture if the relevant goals are not achieved by the end of 2020.

	2016 Awards			Replenishment Award for 2017	Expected Replenishment Award for 2018(1)	Three-Year Total (2016 - 2018)
CEO Annual Grant Guideline
4-Year Time-Based Equity Awards		140,000		140,000	140,000	420,000
Awards under Long-Term Retention and Incentive Program(2)
Time-Based RSUs (2x Guideline)		280,000		28,000	28,000
Base RSAs for Five-Year Performance RSAs	+	84,000	(3)

Total RSU/RSA Equivalents		364,000		28,000	28,000	420,000

(1)
Determined at the time the 2016 awards were granted. Actual awards will take into account performance, role and market conditions.

(2)
Reflects actual awards made in 2016 and the first quarter of 2017 and expected 2018 awards.

(3)
May be forfeited if goals are not achieved and may be earned up to 5x the base shares based on achievement of different combinations of up to nine performance goals over a 5-year performance period.

  2016 Annual Replenishment RSUs

        Under the Long-Term Retention and Performance Incentive Program, each named executive officer's guideline replenishment equity award for 2016, 2017 and 2018 was multiplied by three ("3-year award") to determine the number of shares that might normally be provided over the next three years. Each named executive officer was granted two-thirds of his respective 3-year award as a replenishment RSU with extended time-based vesting that is longer than our historical vesting schedule for annual replenishment equity awards. Rather than vesting over a four-year period, these RSUs vest over a five-year period with a one-year "cliff" for the first 20% of the RSUs. After the first anniversary of the grant date, these RSUs vest in equal quarterly installments over the remaining four years.

        Of the remaining one-third of the 3-year award, 60% was eliminated by the officer in exchange for being eligible to participate in the long-term five-year performance-contingent component of the Long-Term Retention and Performance Incentive Program described below. Twenty percent of the remaining one-third was granted to each named executive officer in 2017 and the other 20% of the remaining one-third is expected to be granted to each named executive officer in 2018. These are the only equity grants currently expected to be made in 2017 and 2018 to our named executive officers, however substantial changes in performance, role and market conditions may affect the actual awards granted to our named executive officers during this period.

        The replenishment RSU aspect of the Long-Term Retention and Performance Incentive Program was designed to provide the same number of RSU-equivalent shares as would have normally been provided in 2016, 2017 and 2018 based on the executive officer's guideline annual replenishment equity award while promoting employee retention by providing more of the RSU-equivalent shares in 2016 and less in 2017 and 2018 (but with longer vesting on the larger initial grant). When viewed over the three-year period, the annual replenishment equity awards contemplated by the Long-Term Retention and Performance Incentive Program do not provide more shares than the Company's current annual replenishment guidelines. The following table shows the time-based replenishment RSUs granted to the named executive officers in 2016 under the Long-Term Retention and Performance Incentive Program, the reduced number of RSUs that were granted to each of them in the first quarter of 2017 and that we expect will be granted to each of them in 2018, as well as the equity awards eliminated by each of them in exchange for participation in the five-year long-term performance-contingent component of the Long-Term Retention and Performance Incentive Program (described further below). Provided there are no changes in market conditions, performance or the roles of our named executive officers, we do not anticipate granting any other equity awards to them in 2017 or 2018, consistent with the Long-Term Retention and Performance Incentive Program. The final two columns of the table reflect the total number of RSUs that the officers could normally have expected to receive over the 2016-2018 time period and the annual RSUs that they otherwise could have expected to receive under the Company's current annual replenishment equity award guidelines.

Name and Title	2016 RSUs(a)(1)	2017 RSUs(b)	Expected 2018 RSUs(c)	Eliminated RSUs ("Base Shares")(d)	Total RSU Equivalent 2016 - 2018(e)(2)	Annual Guideline Equity Award(f)
Rick E Winningham Chief Executive Officer	280,000	28,000	28,000	84,000	420,000	140,000
Renee D. Gala SVP and Chief Financial Officer, Treasurer	90,000	9,000	9,000	27,000	135,000	45,000
Bradford J. Shafer Executive Vice President, General Counsel and Secretary	90,000	9,000	9,000	27,000	135,000	45,000
Sharathchandra (Sharath) S. Hegde Senior Vice President, Research	90,000	9,000	9,000	27,000	135,000	45,000
Philip D. Worboys Senior Vice President, Translational Science	90,000	9,000	9,000	27,000	135,000	45,000

(1)
For Mr. Shafer and Drs. Hegde and Worboys, the amount in this column does not include RSUs granted to each such officer in 2016 in connection with their promotion in March 2016.

(2)
The "Total RSU Equivalent 2016 - 2018" for each officer in this column (e) reflects the sum of columns (a) through (d).

  2016 Five-Year Performance RSAs

        The Five-Year Performance RSAs granted to our named executive officers will give the officers the opportunity to earn up to a maximum of five times the Base Shares indicated in the table above based on achievement of performance goals over the five-year timeframe from 2016-2020. Vesting of these performance-contingent RSAs is subject to the achievement of performance milestones described below by December 31, 2020 and continued employment, both of which must be satisfied in order for the RSAs to vest. We selected this period of time so that the performance milestones would be possible, though extremely challenging, to complete, and to provide incentive for long-term employee retention.

        The Five-Year Performance RSAs vest based on a point system that weights the importance and difficulty of the nine performance milestones that are expected to drive long-term shareholder value if achieved during the five year performance period. The following performance milestones apply to the Five-Year Performance RSAs, each of which carries the number of points indicated below.

	Performance Milestone	Achievement Points
#1	NDA Approval(1)	4
#2	Phase 3 Success(2)	4
#3	Phase 3 Success(2)	4
#4	$150 million in Recurring Annual Corporate Revenue(3)	4
#5	Proof of Concept in LUNAR program(4)	4
#6	First Proof of Concept (non-LUNAR program)(5)	2
#7	Second Proof of Concept (non-LUNAR program)(5)	1
#8	First Successful Completion of a BD Transaction(6)	4
#9	Second Successful Completion of a BD Transaction(6)	3
	Possible Total:	30

(1)
"NDA Approval" means the FDA's approval of a New Drug Application of a new pharmaceutical that is a Company Compound (a compound discovered or licensed by the Company), provided however that (i) this would also include a Supplemental New Drug Application (sNDA) approved by the FDA for an already approved NDA for any new indications (other than concurrent bacteremia for telavancin) and (ii) this would not apply to any compounds in which the Company has an economic interest in future payments that may be made by Glaxo Group Limited (or one of its affiliates) pursuant to its agreements with Innoviva, Inc. relating to certain drug development programs.

(2)
"Phase 3 Success" means achievement of primary efficacy endpoints (and if a clinical long-term safety study is required, completion of this study as well) with an adverse event profile that would not reasonably be expected to result in a refusal to file designation from a regulatory authority of a Company Compound.

(3)
"Recurring Annual Corporate Revenue" means achieving annual corporate revenue generated by the Company and its subsidiaries of $150 million or greater in each fiscal year for at least two (2) consecutive fiscal years. Recurring Annual Corporate Revenue includes net revenue from product sales, royalty revenue, profit sharing with collaboration partners, the 85% economic interest from Theravance Respiratory Company, LLC, and R&D funding/reimbursement classified as revenue. Recurring Annual Corporate Revenue excludes revenue from up-front payments received under licensing or collaboration agreements (including any premium on share purchases) and milestone payments. For the avoidance of doubt, loss sharing with collaboration partners and any negative revenue are not included in the determination of Recurring Annual Corporate Revenue. The amounts for all of the revenue components identified above to be included or excluded in the definition of Recurring Annual Corporate Revenue are the amounts determined under US GAAP that are included in the determination of the income/loss before income taxes as reported in the Company's Form 10-K.

(4)
"Proof of Concept (LUNAR program)" means completion of a Phase 2a study that shows efficacy and tolerability of a compound in the Company's LUNAR program such that it would be reasonable to progress the compound to the next stage of development (e.g., 2b or a larger dose-ranging Phase 2 Study).

(5)
"Proof of Concept (non-LUNAR program)" means completion of a Phase 2a study that shows efficacy and tolerability of a Company Compound (not including compounds in the Company's LUNAR program) such that it would be reasonable to progress the Compound to the next stage of development (e.g., 2b or a larger dose-ranging Phase 2 Study).

(6)
"Successful Completion of a BD Transaction" means the execution of a definitive agreement for the out-license of a Company-discovered compound which provides for total upfront and potential milestone payments and/or purchases of the Company's equity securities at or above market prices of at least $250 million in aggregate.

        Vesting of the awards will occur upon achievement of any combination of milestones adding up to 10, 15 and 20 points as follows:

  •
  Upon the achievement of any combination of milestones that add up to at least ten achievement points, performance-contingent RSAs equal to 1.25 times each officer's Base Shares will vest at the next regularly-scheduled quarterly vest date, provided that the officer is employed by the Company through such date. Due to the rigor of the performance goals applicable to the Five Year Performance RSAs, we informally view this initial payout as the "target" payout under the awards.

  •
  Upon the achievement of any combination of milestones that add a further five achievement points (for a cumulative total of fifteen achievement points), performance-contingent RSAs equal to 1.75 times each officer's Base Shares will be eligible for vesting and, after a twelve-month period, will vest on the next regularly-scheduled quarterly vest date provided the officer remains an employee through such date.

  •
  Upon the achievement of any combination of milestones that add a further five or more achievement points (for a cumulative total of twenty or more achievement points), performance-contingent RSAs equal to 2.0 times each officer's Base Shares will be eligible for vesting and, after a twelve-month period, will vest on the next regularly-scheduled quarterly vest date provided the officer remains an employee through such date.

        In the event we undergo a change in control before the milestones applicable to any unvested performance-contingent RSAs have been satisfied, a portion of the RSAs will be forfeited if the per share change in control transaction value is not at least $33.92, which is two times our closing share price on the date the awards were granted. Any remaining RSAs will vest in two equal installments on each of the first and second anniversary of the change in control. The requirement for a specific per share change in control transaction value was included as a part of the program to ensure that shareholders receive a high rate of return before converting the RSAs from performance-based awards to time-based awards. As described in the "Potential Payments Upon Termination or Change-in-Control" section beginning on page 51, our named executive officers participate in our change in control severance plan, which generally provides for full vesting acceleration of unvested equity awards in the event of an involuntary termination three months prior to or twenty four months after a change in control. Any Five-Year Performance RSAs for which the performance milestones have been achieved as of the change in control, as well as the remaining RSAs not forfeited as described above, will be eligible for vesting acceleration under the change in control severance plan.

        The following table shows the Five-Year Performance RSAs granted to the named executive officers in 2016 under the Long-Term Retention and Performance Incentive Program:

Name	Base Shares(a)	Target Shares (Earned with 10 Points)(b)	Shares Earned with 15 Points(c)(1)	Shares Earned with 20+ Points(d)(1)	Maximum Possible RSAs(e)(2)
Rick E Winningham	84,000	105,000	147,000	168,000	420,000
Renee D. Gala	27,000	33,750	47,250	54,000	135,000
Bradford J. Shafer	27,000	33,750	47,250	54,000	135,000
Sharathchandra (Sharath) S. Hegde	27,000	33,750	47,250	54,000	135,000
Philip D. Worboys	27,000	33,750	47,250	54,000	135,000

(1)
Upon achievement of this number of points, the shares associated with those points would not vest until twelve months after achievement of the points, and then only if the officer remains employed at the Company through such date.

(2)
The "Maximum Possible RSAs" for each officer in this column (e) reflects the sum of columns (b) through (d).

        In accordance with SEC rules, the grant-date fair value of the Five-Year Performance RSAs is not shown in the "share awards" column of the Summary Compensation Table on page 46 because at the time these awards were made, it was not probable that any of the performance milestones would be achieved. Instead, the grant date fair value of the Five-Year Performance RSAs, assuming maximum achievement of the performance milestones, is shown in a footnote to the Summary Compensation Table. In order to earn the number of shares corresponding to the maximum grant date fair value, we must achieve performance milestones worth at least 20 points by December 31, 2020. The compensation committee believes that if performance milestones adding up to 20 points are achieved by December 31, 2020, the resulting vesting of the shares would reflect superior pay for superior performance.

  2016 Promotional Grants

        In connection with their 2016 promotions, Mr. Shafer and Drs. Hegde and Worboys each received an additional grant of RSUs. Mr. Shafer received an additional 25,000 RSUs and each of Drs. Hegde and Worboys received 15,000 RSUs. Twenty-five percent of the shares subject to the award vested on February 20, 2017 and the remaining shares vest quarterly thereafter over the course of the next three years, subject to the officer's continuous service through each vesting date.

Post-Termination Protection

        We believe that the possibility of a change in control creates uncertainty for our officers regarding their continued employment by the Company because such transactions frequently result in senior management changes. We provide change in control protections to our officers to alleviate concerns regarding the possible occurrence of such a transaction, allowing them to focus their attention on the business of the Company. In addition, these protections encourage executives to remain with the Company during the threat or negotiation of a change in control transaction, which preserves the value of the Company and the potential benefit to be received by our shareholders in the transaction. No new agreements with our named executive officers covering potential payments upon termination or change in control were entered into during 2016, nor were there any amendments to such existing named executive officer agreements.

        The change in control severance benefits are structured under a Company plan instead of individual employment agreements. With this change in control severance plan, we sought uniformity of results among the officers based on their positions at the Company. In addition, we believe that the events triggering payment, both the consummation of a change in control and an involuntary termination, and then only when there is no misconduct by the officer, are fair hurdles for the ensuing income protection. A description of our change in control severance plan is in the "Potential Payments Upon Termination or Change-in-Control" section on page 51. For officers who were eligible to participate in the Amended and Restated Change in Control Severance Plan of Innoviva (i.e., such named executive officer was an officer of Innoviva as of December 16, 2009), Theravance Biopharma provides gross-ups for excise taxes potentially due upon a change in control. We feel that this is an appropriate and necessary benefit to offer to such former Innoviva employees in order to provide a level of benefits that is at least equal to those they were eligible for prior to our spin-off in 2014.

        We do not have agreements providing severance in the event of involuntary terminations that do not occur in connection with a change in control with any of our officers except the Chief Executive Officer. Pursuant to the offer letter we entered into with Mr. Winningham to become our Chief Executive Officer, if Mr. Winningham's service is terminated without cause, he will receive a lump-sum severance payment of 24 months of his current salary plus two times his current target bonus, which is the same severance protection he was entitled to at Innoviva.

Perquisites

        The Company does not provide a non-qualified deferred compensation program or a supplemental executive retirement plan. Generally the Company does not provide perquisites or other personal benefits to named executive officers, and during 2016 we did not provide any perquisites to executive officers that were not provided to all employees.

Tax Deductibility of Pay

        Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that Theravance Biopharma may deduct in any one year with respect to each of its CEO and three other most highly paid executive officers, other than its CFO. There is an exception to the $1,000,000 limitation for performance-based compensation, including stock options, meeting certain requirements. In 2016, our shareholders approved the Performance Incentive Plan pursuant to which we may grant cash and equity-based awards in a manner intended to qualify for this exemption so that they will not be subject to the $1 million deduction limitation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy requiring all compensation to be deductible. The compensation committee has and may approve compensation or changes to plans, programs or awards that may cause the compensation or awards not to comply with Section 162(m) if it determines that such action is appropriate and in our best interests.

COMPENSATION COMMITTEE REPORT(1)

        The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

        Submitted by the following members of the compensation committee:

Eran Broshy
Peter S. Ringrose, Ph.D.
George M. Whitesides, Ph.D.
William D. Young, Chairman

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Theravance Biopharma under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2016 SUMMARY COMPENSATION TABLE

        The following table sets forth all of the compensation awarded to, earned by, or paid to our "principal executive officer," our "principal financial officer" and our next three most highly compensated executive officers (our "named executive officers") for our fiscal years ended December 31, 2016, 2015 and 2014, as applicable. For Messrs. Winningham and Shafer, unless indicated otherwise, the information provided in the table for periods prior to the Spin-Off in June 2014 reflects compensation from Innoviva, Inc. ("Innoviva") (known as Theravance, Inc. prior to January 7, 2016).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Share Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Rick E Winningham	2016	903,545	189,744	4,748,800	—	433,702	5,000	6,280,791
Chief Executive Officer	2015	902,069	—	4,325,000	—	271,064	814	5,498,947
	2014	738,724	627,526	6,597,645	6,934,728	—	500	14,899,123
Renee D. Gala(6)	2016	429,525	75,167	1,526,400	—	171,810	5,000	2,207,902
SVP and Chief Financial	2015	428,315	—	2,335,500	—	161,072	814	2,925,701
Officer, Treasurer
Bradford J. Shafer	2016	478,413	87,510	1,950,400	—	191,365	5,000	2,712,688
Executive Vice President,	2015	441,031	—	2,076,000	—	165,854	814	2,683,698
General Counsel and Secretary	2014	319,453	240,368	2,998,917	3,099,508	—	500	6,658,746
Sharathchandra (Sharath) S. Hegde(7)	2016	392,515	62,994	1,780,800	—	157,006	5,000	2,398,315
Senior Vice President, Research
Philip D. Worboys(7)	2016	393,824	62,994	1,780,800	—	157,006	5,000	2,399,624
Senior Vice President,
Translational Science

(1)
Includes amounts deferred pursuant to both our and Innoviva's 401(k) plans, as applicable.

(2)
The amounts in this column reflect cash bonuses awarded at the discretion of the Compensation Committee. The 2016 amounts reflect credit awarded at the discretion of the Compensation Committee for partial achievement of three of the performance goals applicable to our 2016 annual cash bonus plan. Additionally, the amounts awarded to Messrs. Winningham and Shafer and Ms. Gala reflect the Compensation Committee's discretion to increase their 2016 bonus amounts in recognition of their individual contributions during 2016, as discussed in greater detail in the "Annual Cash Incentive Compensation" section of the "Compensation Discussion and Analysis" beginning on page 35.

(3)
The amounts in these columns reflect the aggregate grant date fair value of share awards and option awards granted by us and, prior to the Spin-Off, Innoviva, computed in accordance with FASB ASC Topic 718. See Note 8 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 1, 2017 for a discussion of all assumptions made by us and Innoviva in determining the grant date fair value of such awards. In accordance with SEC rules, the grant date fair value of any award subject to a performance condition is based on the probable outcome of the performance conditions. In addition to the awards reflected in these columns, each named executive officer was also granted a performance-contingent RSA in March 2016, the vesting of which is tied to the achievement of performance milestones, as described in greater detail in the "2016 Five-Year Performance RSAs" section of the "Compensation Discussion and Analysis" beginning on page 41. The grant date fair value of these awards assuming that milestones adding up to a total of 20 points (the highest level attainable for purposes of full vesting of the RSAs) will be achieved is $7,123,200 in the case of Mr. Winningham and $2,289,600 in the case of the other named executive officers. In August 2016, the Compensation Committee determined not to award credit under these awards for a performance condition that occurred in the second quarter of 2016, which for accounting purposes was treated as a modification of the vesting conditions of the awards, and resulted in incremental fair value associated with the awards of $3,244,500 for Mr. Winningham and $1,042,875 for the other named executive officers. At the time these awards were made, including at the time of the modification in August 2016, it was not probable that any of the performance milestones would be achieved and therefore no amount attributable to these awards is included in the "share awards" column (including the incremental fair value).

(4)
The amounts in this column reflect cash bonus awards earned by the named executive officers under our annual cash bonus plan, and which were paid in the first quarter of the following year.

(5)
Reflects matching contributions for the 401(k) plan.

(6)
Ms. Gala was employed by us, but was not one of our named executive officers in 2014. Accordingly, compensation information is not provided for 2014.

(7)
Drs. Hegde and Worboys were employed by us, but were not one of our named executive officers in 2014 or 2015. Accordingly, compensation information is only provided for 2016.

2016 GRANTS OF PLAN-BASED AWARDS

        The following table sets forth each non-equity incentive plan award and equity award granted to our named executive officers during fiscal year 2016. Unless indicated below, all equity awards were made under our 2013 Equity Incentive Plan.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Possible Payouts Under Equity Incentive Plan Awards(2)(3)
							All Other Stock Awards: Number of Shares or Units (#)(4)
									Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Board Approval Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)
Rick E Winningham	N/A	N/A	542,127	813,191	—	—	—		—
	3/15/2016	2/9/2016	—	—	—	—	280,000	(5)	4,748,800
	3/15/2016	2/9/2016	—	—	105,000	420,000	—		—	(6)
Renee D. Gala	N/A	N/A	214,763	322,144	—	—	—		—
	3/15/2016	2/9/2016	—	—	—	—	90,000	(5)	1,526,400
	3/15/2016	2/9/2016	—	—	33,750	135,000	—		—	(6)
Bradford J. Shafer	N/A	N/A	242,500	363,750	—	—	—		—
	3/15/2016	2/9/2016	—	—	—	—	90,000	(5)	1,526,400
	3/15/2016	2/9/2016	—	—	33,750	135,000	—		—	(6)
	3/15/2016	3/1/2016	—	—	—	—	25,000	(7)	424,000
Sharathchandra (Sharath) S. Hegde	N/A	N/A	200,000	300,000	—	—	—		—
	3/15/2016	2/9/2016	—	—	—	—	90,000	(5)	1,526,400
	3/15/2016	2/9/2016	—	—	33,750	135,000	—		—	(6)
	3/15/2016	3/1/2016	—	—	—	—	15,000	(7)	254,400
Philip D. Worboys	N/A	N/A	200,000	300,000	—	—	—		—
	3/15/2016	2/9/2016	—	—	—	—	90,000	(5)	1,526,400
	3/15/2016	2/9/2016	—	—	33,750	135,000	—		—	(6)
	3/15/2016	3/1/2016	—	—	—	—	15,000	(7)	254,400

(1)
Each named executive officer was granted a non-equity incentive plan award pursuant to our 2016 annual cash bonus plan which is discussed in greater detail in the "Annual Cash Incentive Compensation" section of the "Compensation Discussion and Analysis" beginning on page 35. The amounts shown in the "target" column reflect the target payout under the plan. The target amount is equal to 50% of each named executive officers' base salaries, with the exception of Mr. Winningham, whose target bonus amount was 60% of his base salary. The amounts shown in the "maximum" column reflect the maximum payout under the plan if all of the goals were achieved. No "threshold" is applicable to these awards. The actual amounts paid to each named executive officer are shown in the Summary Compensation Table on page 46.

(2)
Each of our named executive officers was granted performance-contingent RSAs under our 2013 Equity Incentive Plan, which we refer to as the "Five-Year Performance RSAs." Vesting of these RSAs is contingent upon the achievement of performance milestones by December 31, 2020 as well as continued employment, as described in greater detail in the "2016 Five-Year Performance RSAs" section of the "Compensation Discussion and Analysis" beginning on page 41. The number of shares reflected in the table above as the "threshold" payout assumes that milestones adding up to 10 points will be achieved and that the officer will remain employed by the Company through the next regularly-scheduled quarterly vest date after such achievement. While disclosed as the "threshold" for purposes of reporting in the above table, the Company informally views such payout as the "target" for the awards, due to the rigor of the performance goals applicable to the RSAs. The number of shares actually reflected in the table above as the "target" payout assumes that milestones adding up to a total of 20 points will be achieved and that the officer will remain employed by the Company for a twelve-month period thereafter, through the next regularly-scheduled quarterly vest date. No "maximum" is applicable to these awards, as full vesting of the performance-contingent RSAs will be achieved at the "target" payout in the table above.

(3)
In the event we are acquired prior to December 31, 2020 and the performance milestones applicable to any remaining unvested Five-Year Performance RSAs have not yet been achieved, a portion of such unvested RSAs may be forfeited if the transaction value is not at least two times our closing stock price on the date the Five-Year Performance RSAs were granted. Any then-remaining Five-Year Performance RSAs will be eligible for full vesting acceleration if the holder is subject to an involuntary termination in connection with such acquisition. Such vesting acceleration is described in greater detail in "Potential Payments Upon Termination or Change in Control" beginning on page 51.

(4)
The RSUs will become fully vested if we are acquired and the holder is subject to an involuntary termination. Such vesting acceleration is described in greater detail in "Potential Payments Upon Termination or Change in Control" beginning on page 51.

(5)
Reflects an annual replenishment RSU granted under our 2013 Equity Incentive Plan. Twenty percent of the RSUs vested on February 20, 2017 and the remaining 80% of the RSUs vest in equal quarterly installments over the next four years, provided the holder remains in continuous service through each vesting date.

(6)
At the time the Five-Year Performance RSAs were granted, it was not probable that any of the performance milestones relative to such awards would be achieved. The grant date fair value of the awards assuming that milestones adding up to a total of 20 points (the highest level attainable for purposes of full vesting of the RSAs) will be achieved is set forth in footnote 3 to the Summary Compensation Table on page 46.

(7)
Reflects a promotional grant of RSUs under our 2013 Equity Incentive Plan. Twenty-five percent of the RSUs vested on February 20, 2017 and the remaining 75% of the RSUs vest in equal quarterly installments over the next three years, provided the holder remains in continuous service through each vesting date.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

        The following table sets forth information regarding each unexercised option to purchase our ordinary shares, each restricted share unit and each restricted ordinary share held by each of our named executive officers as of December 31, 2016. As indicated in the footnotes to the table below, certain restricted ordinary shares represent our ordinary shares that were received by our named executive officers in the Spin-Off in respect of their restricted shares of Innoviva, Inc. ("Innoviva") (known as Theravance, Inc. prior to January 7, 2016) (INVA) common stock and which are subject to the same terms and conditions, including vesting, as the Innoviva shares to which they relate.

        Unless otherwise indicated below, all of our equity awards were granted under our 2013 Equity Incentive Plan and will fully vest in the event of a change in control unless the awards are assumed by the successor corporation or replaced with comparable awards. For additional information regarding other vesting acceleration provisions applicable to the outstanding equity awards held by our named executive officers, please see the section titled "Potential Payments Upon Termination or Change in Control" beginning on page 51.

        The table below also includes information regarding all Innoviva stock options and restricted stock awards ("RSAs") held by each of our named executive officers as of December 31, 2016. In connection with the Spin-Off, all outstanding Innoviva options were adjusted using a formula designed to preserve the intrinsic value of the award prior to the Spin-Off. No adjustment was made to the number of Innoviva RSAs as the holders of Innoviva RSAs received ordinary shares in the Spin-Off. In addition, all outstanding Innoviva equity awards held by our employees were amended so that they remain outstanding and continue to vest based on service to either Innoviva or us following the Spin-Off and to provide that the equity awards will fully vest if the employee is subject to an involuntary termination in connection with or following our change of control.

		Option Awards						Stock Awards
Name	Security	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
(a)		(b)		(c)		(e)	(f)	(g)		(h)	(i)		(j)
Rick E Winningham	TBPH	56,667	(3)	23,333	(3)	23.51	6/02/2024	—		—	—		—
	TBPH	186,667	(4)	133,333	(4)	28.35	8/21/2024	—		—	—		—
	INVA	87,686	(5)	—		26.90	2/13/2017	—		—	—		—
	TBPH	—		—		—	—	392	(6)	12,497	—		—
	INVA	—		—		—	—	1,374	(6)	14,702	—		—
	TBPH	—		—		—	—	140,625	(7)	4,483,125	—		—
	TBPH	—		—		—	—	280,000	(8)	8,926,400	105,000	(9)	3,347,400
Renee D. Gala	TBPH	60,208	(3)	24,792	(3)	23.51	6/02/2024	—		—	—		—
	TBPH	51,354	(10)	33,646	(10)	32.13	7/20/2024	—		—	—		—
	INVA	9,482	(5)	—		26.90	2/13/2017	—		—	—		—
	INVA	—		—		—	—	474	(11)	5,072	—		—
	TBPH	—		—		—	—	428	(6)	13,645	—		—
	INVA	—		—		—	—	1,500	(6)	16,050	—		—
	TBPH	—		—		—	—	67,500	(7)	2,151,900	—		—
	TBPH	—		—		—	—	8,437	(12)	268,972
	TBPH	—		—		—	—	90,000	(8)	2,869,200	33,750	(9)	1,075,950
Bradford J. Shafer	TBPH	95,625	(13)	74,375	(13)	28.75	9/07/2024	—		—	—		—
	INVA	20,392	(5)	—		26.90	2/13/2017	—		—	—		—
	TBPH	—		—		—	—	178	(6)	5,675	—		—
	INVA	—		—		—	—	624	(6)	6,677	—		—
	TBPH	—		—		—	—	67,500	(7)	2,151,900	—		—
	TBPH	—		—		—	—	25,000	(14)	797,000	—		—
	TBPH	—		—		—	—	90,000	(8)	2,869,200	33,750	(9)	1,075,950
Sharathchandra (Sharath) S. Hegde	INVA	16,688	(5)	—		26.90	2/13/2017	—		—	—		—
	INVA	20,861	(15)	—		25.93	7/01/2017	—		—	—		—
	TBPH	—		—		—	—	429	(6)	13,677	—		—
	INVA	—		—		—	—	1,500	(6)	16,050	—		—
	TBPH	—		—		—	—	19,687	(7)	627,622	—		—
	TBPH	—		—		—	—	16,042	(16)	511,419	—		—
	TBPH	—		—		—	—	15,000	(14)	478,200	—		—
	TBPH	—		—		—	—	90,000	(8)	2,869,200	33,750	(9)	1,075,950
Philip D. Worboys	INVA	12,643	(17)	—		4.87	11/30/2018	—		—	—		—
	TBPH	—		—		—	—	491	(6)	15,653	—		—
	INVA	—		—		—	—	1,719	(6)	18,393	—		—
	TBPH	—		—		—	—	25,312	(7)	806,947	—		—
	TBPH	—		—		—	—	16,042	(16)	511,419	—		—
	TBPH	—		—		—	—	15,000	(14)	478,200	—		—
	TBPH	—		—		—	—	90,000	(8)	2,869,200	33,750	(9)	1,075,950

(1)
Computed in accordance with SEC rules as the number of unvested RSUs or RSAs, as applicable, multiplied by the closing market price of our ordinary shares or Innoviva's common stock, as applicable, at the end of the respective company's 2016 fiscal year, which was $31.88 for us and $10.70 for Innoviva. The actual value (if any) to be realized by the officer depends on whether the shares vest and the future performance of the respective company's shares.

(2)
Computed in accordance with SEC rules as the number of unvested RSAs multiplied by the closing market price of our Ordinary Shares at the end of the 2016 fiscal year, which was $31.88. The actual value (if any) to be realized by the officer depends on whether the performance milestones related thereto are achieved, whether the shares vest following achievement of the performance milestones, and the future performance of our ordinary shares.

(3)
Mr. Winningham and Ms. Gala were each granted options under our 2013 Equity Incentive Plan on June 3, 2014 in connection with their commencement of employment with us. Twenty-five percent of the shares subject to the option vested on February 20, 2015 and the remaining shares vest monthly thereafter over the course of the next three years, subject to the officer's continuous service through each vesting date.

(4)
Mr. Winningham was granted an option under our 2013 Equity Incentive Plan on August 22, 2014 in connection with commencing full-time employment with us. Twenty-five percent of the shares subject to the option vest on August 15, 2015 and the remaining shares vest monthly thereafter over the course of the next three years, subject to Mr. Winningham's continuous service through each vesting date.

(5)
Messrs. Winningham and Shafer, Ms. Gala and Dr. Hegde were granted options by Innoviva on February 14, 2007 under its 2004 Equity Incentive Plan. The options vested over a four-year period from the date of grant and became fully vested on February 14, 2011.

(6)
Messrs. Winningham and Shafer, Ms. Gala and Drs. Hegde and Worboys each received RSAs from Innoviva under its 2012 Equity Incentive Plan on February 7, 2013. Twenty-five percent of the RSAs vested on February 20, 2014, and the remaining 75% of the RSAs vest in equal quarterly installments over the following three years, subject to the officer's continuous service through each vesting date. Includes 687 Innoviva RSAs (and 196 of our ordinary shares related thereto) in the case of Mr. Winningham that were subject to achievement of a performance goal by December 31, 2014 that has already been achieved and 312 Innoviva RSAs (and 89 of our ordinary shares related thereto) in the case of Mr. Shafer that were subject to achievement of a performance goal by December 31, 3014 that has already been achieved.

(7)
Messrs. Winningham and Shafer, Ms. Gala and Drs. Hegde and Worboys were each granted an annual replenishment equity award of RSUs under our 2013 Equity Incentive Plan on February 5, 2015. Twenty-five percent of the RSUs vested on February 20, 2016 and the remaining 75% vest in equal quarterly installments over the following three years, subject to the officer's continuous service through each vesting date.

(8)
Messrs. Winningham and Shafer, Ms. Gala and Drs. Hegde and Worboys were each granted an annual replenishment equity award grant of RSUs under our 2013 Equity Incentive Plan on March 15, 2016. Twenty percent of the RSUs vested on February 20, 2017 and the remaining 80% vest in equal quarterly installments over the following four years, subject to the officer's continuous service through each vesting date.

(9)
Messrs. Winningham and Shafer, Ms. Gala and Drs. Hegde and Worboys each received performance-contingent RSAs under our 2013 Equity Incentive Plan on March 15, 2016, which we refer to as "Five-Year Performance RSAs." The vesting of these RSAs is contingent upon the achievement of performance milestones by December 31, 2020 as well as continued employment, as described in detail in the "2016 Five-Year Performance RSAs" section of the "Compensation Discussion and Analysis" beginning on page 41. In accordance with SEC rules, the number of shares in column (i) and the value of those shares in column (j) reflects threshold performance assuming milestones that add up to ten points are achieved.

(10)
Ms. Gala was granted an option under our 2013 Equity Incentive Plan on July 21, 2014 in connection with her promotion to Senior Vice President, Finance. Twenty-five percent of the shares subject to the option vested on July 21, 2015 and the remaining shares vest monthly thereafter over the course of the next three years, subject to Ms. Gala's continuous service through each vesting date.

(11)
Ms. Gala received RSUs from Innoviva under its 2012 Equity Incentive Plan on February 1, 2013. Twenty-five percent of the RSUs vested on February 20, 2014 and the remaining 75% vest in equal quarterly installments over the following three years, provided that Ms. Gala remains in continuous service through each vesting date.

(12)
Ms. Gala was granted RSUs under our 2013 Equity Incentive Plan on February 5, 2015 in connection with her promotion to Senior Vice President and Chief Financial Officer. Twenty-five percent of the RSUs vested on February 20, 2016 and the remaining 75% vest in equal quarterly installments over the following three years, provided that Ms. Gala remains in continuous service through each vesting date.

(13)
Mr. Shafer was granted an option under our 2013 Equity Incentive Plan on September 8, 2014 in connection with his commencement of employment with us. Twenty-five percent of the shares subject to the option will vest on September 1, 2015 and the remaining shares will vest monthly thereafter, subject to Mr. Shafer's continuous service through each vesting date.

(14)
Each of Mr. Shafer and Drs. Hegde and Worboys was granted RSUs under our 2013 Equity Incentive Plan on March 15, 2016 in connection with their promotions to Executive Vice President, General Counsel and Secretary, Senior Vice President, Research and Senior Vice President, Translational Science, respectively. Twenty-five percent of the RSUs vested on February 20, 2017 and the remaining 75% of the RSUs vest in equal quarterly installments over the next three years, provided the holder remains in continuous service through each vesting date.

(15)
Dr. Hegde was granted an option by Innoviva on July 2, 2007 under its 2004 Equity Incentive Plan. The option vested over a four-year period from the date of grant and became fully vested on July 2, 2011.

(16)
Drs. Hegde and Worboys were granted RSUs under our 2013 Equity Incentive Plan on September 25, 2015 in connection with an option exchange program offered to eligible non-executive employee optionholders. The RSUs began to vest on November 20, 2015 and will vest in equal quarterly installments over three years through August 20, 2018.

(17)
Dr. Worboys was granted an option by Innoviva on December 1, 2008 under its 2004 Equity Incentive Plan. The option vested over a four-year period from the date of grant and became fully vested on December 1, 2012.

2016 OPTION EXERCISES AND STOCK VESTED

        The following table shows the number of shares acquired upon exercise of options by each named executive officer during fiscal year 2016 and the number of restricted ordinary shares and restricted share units held by each named executive officer that vested during the 2016 fiscal year.

		Option Awards		Stock Awards
Name	Security	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
(a)		(b)	(c)	(d)	(e)
Rick E Winningham	TBPH	—	—	153,969	2,945,396
	INVA	—	—	156,771	2,116,916
Renee D. Gala	TBPH	—	—	60,777	1,247,728
	INVA	—	—	8,725	108,622
Bradford J. Shafer	TBPH	—	—	72,858	1,397,069
	INVA	—	—	71,259	962,226
Sharathchandra (Sharath) S. Hegde	TBPH	—	—	26,585	580,212
	INVA	—	—	7,375	95,209
Philip D. Worboys	TBPH	—	—	31,282	676,721
	INVA	—	—	8,500	109,763

(1)
Value realized is based on the fair market value of our ordinary shares on date of exercise minus the exercise price (or, in the case of Innoviva options, the fair market value of Innoviva's common stock on the date of exercise minus the exercise price) and does not necessarily reflect proceeds actually received by the officer.

(2)
Value realized is based on the fair market value of our ordinary shares on the vesting date (or, in the case of vesting of Innoviva RSAs held by one of our named executive officers, based on the fair market value of Innoviva's common stock) multiplied by the number of shares vested and does not necessarily reflect proceeds received by the officer. With respect to vesting of Innoviva RSAs, the value also includes cash dividends previously declared with respect to such RSAs, which were also released to the holder upon vesting of the RSA.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

        Each of our named executive officers is entitled to severance benefits pursuant to our severance plan. In addition, Mr. Winningham is entitled to severance benefits pursuant to his letter agreement entered into in connection with his appointment as Chief Executive Officer.

Change in Control Severance Benefits

        Pursuant to our severance plan, if a named executive officer is subject to an involuntary termination within 3 months prior to or 24 months after our change in control, the officer is entitled to the following benefits provided he or she signs a release a release of claims:

  •
  In the case of our Senior Vice Presidents and Executive Vice Presidents, a lump sum payment equal to 150% of the officer's annual base salary and target bonus.

  •
  In the case of our Chief Executive Officer, a lump sum payment equal to 200% of the officer's annual base salary and target bonus.

  •
  A pro-rata portion of the named executive officer's target bonus based on the number of full months of employment completed in the year of termination.

  •
  Continuation of the officer's health and welfare benefits for the shorter 18 months or the expiration of the officer's continuation coverage under COBRA.

  •
  Full vesting of any unvested options or other equity awards held by the officer; provided, however, that the restricted ordinary shares subject to performance-based vesting that were granted to our named executive officers on March 15, 2016 (the "Five-Year Performance RSAs") for which the performance milestones have not been achieved as of the change in control (the "Remaining Shares") are subject to forfeiture at the time of the change in control as follows: (i) if the per share value to be received by a holder of our ordinary shares in such change in control (the "CIC Value") is less than or equal to $16.96 per share (as adjusted for stock splits and similar events) all Remaining Shares will be forfeited; (ii) if the CIC Value is between $16.96 per share and $33.92 (as adjusted for stock splits and similar events), then a percentage of each named executive officer's Remaining Share equal to the percentage by which the CIC Value is greater than $16.96 (rounded down to the nearest whole percent) may be retained by the named executive officer and the balance of the Remaining Shares will be forfeited; and (iii) if the CIC Value is equal to or greater than $33.92 per share (as adjusted for stock splits and similar events), none of the Remaining Shares will be forfeited. All unforfeited Remaining Shares following such change in control will be subject to the following vesting schedule and will remain eligible for vesting acceleration in accordance with our Change in Control and Severance Plan: Fifty percent of the unforfeited Remaining Shares will vest on the one-year anniversary of the change in control and the remaining 50% of the unforfeited Remaining Shares will vest on the two-year anniversary of the change in control, subject to the named executive officer's continuous service through the applicable vesting date.

  •
  In the case of named executive officers who were eligible to participate in the Theravance, Inc. Amended and Restated Change in Control Severance Plan (i.e., such named executive officer was an officer of Innoviva as of December 16, 2009), a tax gross-up payment in the event an independent accounting firm selected by us determines that the named executive officer would be subject to excise taxes under IRC Section 4999 as a result of payments under the change in control severance plan or otherwise.

Definitions

        A "change in control" for purposes of our change in control severance plan includes:

  •
  The consummation of a merger or consolidation if persons who were not our shareholders prior to the merger or consolidation own 50% or more of the voting securities of the surviving company and its parent.

  •
  A sale, transfer or other disposition of all or substantially all of our assets.

  •
  A change in the composition of our board of directors as a result of which fewer than 50% of the incumbent directors either were directors on the date twelve months prior to the change in control (the "Original Directors") or were appointed or nominated for election to the board of directors by a majority of the Original Directors or directors whose appointment or nomination was approved by at least 50% of the Original Directors.

  •
  A transaction as a result of which any person becomes the beneficial owner of 50% or more of our outstanding voting securities.

        A transaction shall not constitute a change in control if its sole purpose is to change our country or state of incorporation, as applicable, or to create a holding company that will be owned in substantially the same proportions by the persons who held our securities immediately before such transaction. In addition, a transaction shall not constitute a change in control unless it also constitutes a "change in control event" under Treasury Regulation 1.409A-3(a)(5).

        An "involuntary termination" for purposes of our change in control severance plan means a termination of an officer's employment for reasons other than misconduct, or an officer's resignation following (1) a material diminution in the officer's authority, duties or responsibilities, (2) a material reduction in the officer's base compensation, (3) a material change in the officer's work location or (4) a material breach of the officer's employment agreement by us. In order to qualify as an involuntary termination, the officer must give written notice to us within 90 days after the initial existence of one of the conditions described above and such condition must not have been cured within 30 days thereafter.

        "Misconduct" for purposes of our change in control severance plan means an officer's (1) commission of any material act of fraud, embezzlement or dishonesty, (2) material unauthorized use or disclosure of confidential information or trade secrets or (3) other material intentional misconduct adversely affecting our business or affairs.

Severance Benefits

        In addition to the severance benefits he is entitled to pursuant to our change in control severance plan, Mr. Winningham's offer letter provides that if his employment is terminated by us without cause and he is not eligible for severance benefits under our change in control severance plan, he will receive a lump-sum severance payment of 24 months' salary plus two times his current target bonus provided he signs a general release of claims. "Cause" means Mr. Winningham's (i) unauthorized use or disclosure of our confidential information or trade secrets, which use causes material harm to us, (ii) conviction of a felony under the laws of the U. S. or any state thereof, (iii) gross negligence, or (iv) repeated failure to perform lawful assigned duties for thirty days after receiving written notification from our board of directors.

        The table below reflects the potential payments and benefits to which our named executive officers would be entitled under the arrangements described above. The amounts shown in the table below assume that both the change in control (if applicable) and termination of employment occurred on December 30, 2016 (the last business day of the 2016 fiscal year) and that all eligibility requirements under the change in control severance plan (or in the case of Mr. Winningham, pursuant to his offer letter) were met. Although Messrs. Winningham and Shafer would be eligible for a tax gross-up payment pursuant to the change in control severance plan as described above, a change in control as of December 30, 2016 would not have resulted in potential payments or benefits to either that would have triggered excise taxes under IRC Section 4999 and a gross-up amount is therefore not included in the table below.

        The following assumptions were used in calculating the values described in the table below:

  •
  Value of Option Acceleration:  The value of the vesting acceleration was calculated by multiplying the number of unvested option shares by the difference between the closing price of our ordinary shares on December 30, 2016 (which was $31.88 per share) and the exercise price of the option. For unvested Innoviva options, the value of the vesting acceleration of such option shares was calculated by multiplying the number of unvested option shares by the difference between the closing price of Innoviva' s common stock on December 30, 2016 (which was $10.70 per share) and the exercise price of the option.

  •
  Value of Restricted Ordinary Shares and Restricted Share Unit Acceleration:  The value of the vesting acceleration of the restricted ordinary shares and unvested RSUs was calculated by multiplying the number of unvested shares or RSUs by the closing price of our ordinary shares on December 30, 2016 (which was $31.88 per share). For unvested shares of Innoviva common stock, the value of the vesting acceleration of the shares of Innoviva common stock was calculated by multiplying the number of such unvested shares by the closing price of Innoviva's common stock on December 30, 2016 (which was $10.70 per share).

Name	Bonus for Year of Termination ($)(1)	Cash Severance ($)(2)	Vacation Payout ($)	Options that Vest ($)(3)	Restricted Stock or RSUs that Vest ($)(4)	Health and Welfare ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)
Rick E Winningham(6)	542,127	2,891,344	86,876	665,963	25,087,393	59,900	29,333,602
Renee D. Gala	214,763	966,431	41,298	207,509	9,071,019	59,900	10,560,919
Bradford J. Shafer	242,500	1,091,250	16,510	232,794	9,575,537	59,900	11,218,491
Sharathchandra (Sharath) S. Hegde	200,000	900,000	36,410	—	8,262,348	59,900	9,458,658
Philip D. Worboys	200,000	900,000	4,696	—	8,446,267	59,900	9,610,862

(1)
Reflects payment of the officer's 2016 bonus at target.

(2)
Reflects payment of 150% or 200% of the officer's base salary and target bonus, as applicable.

(3)
Reflects full vesting of all unvested options including unvested Innoviva options.

(4)
Reflects full vesting of all unvested RSAs and RSUs including the unvested shares of Innoviva common stock. Reflects vesting of 87% of the Remaining Shares, which is equal to the percentage by which the closing price of our ordinary shares on December 30, 2016, $31.88, is greater than $16.96, rounded down to the nearest whole percent. See "—Change in Control Severance Benefits" on page 51.

(5)
Reflects the cost of each officer's COBRA premiums for 18 months.

(6)
If Mr. Winningham's employment had been terminated by the Company without cause on December 30, 2016 other than in connection with a change in control, he would have been entitled to receive the cash severance payments indicated in column (c) and the vacation payout in column (d) but no other benefits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of March 20, 2017 by:

  •
  each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  our named executive officers;

  •
  each of our directors; and

  •
  all executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. The table below is based upon information supplied by officers, directors, Forms 4 and Schedules 13G filed with the SEC.

        This table lists applicable percentage ownership based on 53,255,195 ordinary shares outstanding as of March 20, 2017. Options to purchase shares of our ordinary shares that are exercisable within 60 days of March 20, 2017 and RSUs subject to release within 60 days of March 20, 2017 are deemed to be beneficially owned by the persons holding these options and RSUs, as applicable, for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Ordinary Shares(2)
5% Shareholders
Woodford Investment Management Limited(3)	10,507,608	19.7%
9400 Garsington Road Oxford, OX4 2HN United Kingdom
The Baupost Group, L.L.C.(4)	10,144,819	19.0%
10 St. James Ave, Suite 1700 Boston, MA 02116
GlaxoSmithKline plc(5)	9,644,807	18.1%
980 Great West Road Brentford, Middlesex TW8 9GS, United Kingdom
FMR LLC(6)	5,770,860	10.8%
245 Summer Street Boston MA 02210
BlackRock, Inc.(7)	3,454,910	6.5%
55 East 52nd Street New York, NY 10055
Vanguard Group, Inc.(8).	2,955,073	5.5%
100 Vanguard Blvd. Malvern, PA 19355

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Ordinary Shares(2)
Named Executive Officers and Directors
Rick E Winningham(9)	1,196,468	2.2%
Renee D. Gala(10)	338,580	*
Bradford J. Shafer(11)	250,036	*
Sharathchandra (Sharath) S. Hegde(12)	181,990	*
Philip D. Worboys(13)	180,435	*
Eran Broshy(14)	35,667	*
Henrietta H. Fore(15)	35,667	*
Robert V. Gunderson, Jr.(16)	63,573	*
Burton G. Malkiel, Ph.D.(17)	50,238	*
Dean Mitchell(18)	35,667	*
Susan M. Molineaux, Ph.D.(19)	24,000	*
Donal O'Connor(20)	18,000	*
Peter S. Ringrose, Ph.D.(21)	39,095	*
George M. Whitesides, Ph.D.(22)	250,721	*
William D. Young(23)	52,791	*
All executive officers and directors as a group (18 persons)(24)	3,278,536	6.1%

*
Less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Theravance Biopharma US, Inc., 901 Gateway Boulevard, South San Francisco, California 94080.

(2)
Beneficial ownership as reported in the table has been determined in accordance with SEC rules and regulations and includes shares of our ordinary shares that may be issued upon the exercise of options that are exercisable within 60 days of March 20, 2017 and RSUs subject to release within 60 days of March 20, 2017. Pursuant to SEC rules and regulations, all shares not currently outstanding that are subject to stock options exercisable within 60 days of March 20, 2017 and RSUs subject to release within 60 days of March 20, 2017 are deemed to be outstanding for the purpose of computing "Percent of Class" held by the holder of the class but are not deemed to be outstanding for the purpose of computing the "Percent of Class" held by any other shareholder.

(3)
Based on the Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2017 by Woodford Investment Management Ltd. ("WIM") and Neil Woodford, Head of Investments for WIM and the Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2017 by CF Woodford Equity Income Fund, 40 Dukes Place, London, EC3A 7NH, United Kingdom (the "Woodford Fund"). The Woodford Fund holds shared voting and dispositive power of 8,365,839 shares. WIM is the Manager of the Woodford Fund, and has investment discretion over securities held by the Woodford Fund. WIM may be deemed to be the beneficial owner of the ordinary shares of Theravance Biopharma beneficially owned by the Woodford Fund. The Woodford Fund may also be deemed to be beneficial owners of such ordinary shares of Theravance Biopharma because the Management Agreement between the Woodford Fund and WIM may be terminated at any time upon 60 days' or less notice. WIM and Mr. Woodford each hold shared voting and dispositive power of 10,507,608 shares. WIM is an investment manager, authorized and regulated by the Financial Conduct Authority, in the business of investment management. Mr. Woodford, as a controlling person of WIM, may be deemed to have beneficial ownership under Section 13 of the Securities Exchange Act, of the securities beneficially owned by WIM. Securities beneficially owned by WIM were purchased on behalf of its clients. Mr. Woodford expressly disclaims beneficial ownership of the ordinary shares beneficially owned by WIM, except to the extent of any pecuniary interest therein.

(4)
Based on the Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2017 jointly by The Baupost Group, L.L.C. ("Baupost"), SAK Corporation and Seth A. Klarman. Baupost, SAK Corporation and Mr. Klarman each hold shared voting and shared dispositive power of 10,144,819 shares. Baupost Group is a registered investment adviser and acts as an investment adviser and general partner to various private investment limited partnerships. Securities reported as being beneficially owned by Baupost were purchased on behalf of certain of such partnerships. SAK Corporation, as the Manager of Baupost, and Mr. Klarman, as the sole shareholder of SAK Corporation and a controlling person of Baupost, may be deemed to have beneficial ownership under Section 13 of the Securities Exchange Act of 1934, as amended, of the securities beneficially owned by Baupost.

(5)
Based on the Amendment No. 2 to Schedule 13D filed with the SEC on February 3, 2017 by GlaxoSmithKline plc. Shares are held of record by Glaxo Group Limited, an indirect wholly owned subsidiary of GlaxoSmithKline plc, an English public limited company. GlaxoSmithKline plc holds sole voting and sole dispositive power of 9,644,807 shares.

(6)
Based on the Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2017 by FMR LLC ("FMR LLC") and Abigail P. Johnson, Director, the Chairman and the Chief Executive Officer of FMR LLC. FMR LLC has sole voting power of 239,984 shares and sole dispositive power of 5,770,860 shares. Ms. Johnson has sole dispositive power of 5,770,860 shares. FIAM LLC, Fidelity Management & Research Company, Inc. ("FMR Co.") and Strategic Advisers, Inc. beneficially owns the ordinary shares held by FMR LLC. FMR Co. beneficially owns 5% or greater of our ordinary shares. Members of the Johnson family, including Ms. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by FMR Co., which power resides with the Fidelity Funds' Boards of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The Amendment No. 1 to Schedule 13G did not reflect any securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR LLC, certain of its subsidiaries and affiliates, and other companies in accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998).

(7)
Based on the Amendment No. 2 to Schedule 13G filed with the SEC on January 27, 2017 by BlackRock, Inc. ("Blackrock"). Blackrock has sole voting power of 3,365,077 shares and sole dispositive power of 3,454,910 shares. The subsidiaries included in the report were as follows: BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd and BlackRock Investment Management, LLC.

(8)
Based on the Amendment No. 2 to Schedule 13G filed with the SEC on February 10, 2017 by Vanguard Group, Inc. ("Vanguard"). Vanguard has sole voting power of 78,909 shares, shared voting power of 1,697 shares, sole dispositive power of 2,876,440 shares and shared dispositive power of 78,633 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 76,936 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 3,670 shares as a result of its serving as investment manager of Australian investment offerings.

(9)
Includes: (i) 283,333 shares subject to options exercisable within 60 days of March 20, 2017 and (ii) 420,000 long-term performance contingent restricted share awards (the "Five-Year Performance RSAs") with respect to which Mr. Winningham has sole voting power but no dispositive power.

(10)
Includes: (i) 125,730 shares subject to options exercisable within 60 days of March 20, 2017 and (ii) 135,000 Five-Year Performance RSAs with respect to which Ms. Gala has sole voting power but no dispositive power.

(11)
Includes: (i) 113,333 shares subject to options exercisable within 60 days of March 20, 2017 and (ii) 135,000 Five-Year Performance RSAs with respect to which Mr. Shafer has sole voting power but no dispositive power.

(12)
Includes 135,000 Five-Year Performance RSAs with respect to which Dr. Hegde has sole voting power but no dispositive power.

(13)
Includes 135,000 Five-Year Performance RSAs with respect to which Dr. Worboys has sole voting power but no dispositive power.

(14)
Includes: (i) 23,667 shares subject to options exercisable within 60 days of March 20, 2017 and (ii) 6,000 RSUs subject to release within 60 days of March 20, 2017.

(15)
Includes: (i) 23,667 shares subject to options exercisable within 60 days of March 20, 2017 and (ii) 6,000 RSUs subject to release within 60 days of March 20, 2017.

(16)
Includes 10,847 shares held by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP ("Gunderson Dettmer"). Mr. Gunderson disclaims beneficial ownership of the shares held by Gunderson Dettmer except to the extent of his pecuniary interest therein. Also, includes: (i) 23,667 shares subject to options exercisable within 60 days of March 20, 2017 and (ii) 6,000 RSUs subject to release within 60 days of March 20, 2017.

(17)
Includes: (i) 23,667 shares subject to options exercisable within 60 days of March 20, 2017 and (ii) 6,000 RSUs subject to release within 60 days of March 20, 2017.

(18)
Includes: (i) 23,667 shares subject to options exercisable within 60 days of March 20, 2017 and (ii) 6,000 RSUs subject to release within 60 days of March 20, 2017.

(19)
Includes: (i) 12,000 shares subject to options exercisable within 60 days of March 20, 2017 and (ii) 6,000 RSUs subject to release within 60 days of March 20, 2017.

(20)
Includes: (i) 9,000 shares subject to options exercisable within 60 days of March 20, 2017 and (ii) 6,000 RSUs subject to release within 60 days of March 20, 2017.

(21)
Includes: (i) 23,667 shares subject to options exercisable within 60 days of March 20, 2017 and (ii) 6,000 RSUs subject to release within 60 days of March 20, 2017.

(22)
Includes: (i) 23,667 shares subject to options exercisable within 60 days of March 20, 2017 and (ii) 6,000 RSUs subject to release within 60 days of March 20, 2017.

(23)
Includes: (i) 23,667 shares subject to options exercisable within 60 days of March 20, 2017 and (ii) 6,000 RSUs subject to release within 60 days of March 20, 2017.

(24)
Includes an aggregate of (i) 858,904 shares subject to options exercisable within 60 days of March 20, 2017; (ii) 5,714 of our ordinary shares distributed in the Spin Off with respect to Innoviva, Inc. restricted shares that remain subject to vesting; (iii) 60,000 RSUs subject to release within 60 days of March 20, 2017; and (iv) 1,230,000 Five-Year Performance RSAs with respect to which the holders have sole voting power but no dispositive power.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2016 with respect to our ordinary shares that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	5,146,291	(1)	26.51	(3)	2,145,155	(4)(5)
Equity compensation plans not approved by shareholders	693,622	(2)	18.06	(3)	23,824
Total	5,839,913		23.88		2,168,979

(1)
Includes 1,537,173 shares issuable upon exercise of outstanding options and 3,609,118 shares issuable upon vesting of outstanding restricted stock units.

(2)
Includes 693,622 shares issuable upon exercise of outstanding options and no outstanding restricted stock units.

(3)
Does not take into account outstanding restricted stock units as these awards have no exercise price.

(4)
Includes 1,064,367 ordinary shares available under our Employee Share Purchase Plan.

(5)
On January 1st of each year, commencing on January 1, 2015 and ending on and including January 1, 2023, the number of authorized ordinary shares under our 2013 Equity Incentive Plan automatically increases by a number of ordinary shares equal to the least of (i) 5% of the total number of outstanding ordinary shares on December 31st of the prior year, (ii) 3,428,571 ordinary shares or (iii) a number of ordinary shares determined by our board of directors. On January 1st of each year, commencing on January 1, 2015 and ending on and including January 1, 2033, the number of authorized ordinary shares under our Employee Share Purchase Plan automatically increases by a number of ordinary shares equal to the least of (i) 1% of the total number of outstanding ordinary shares on December 31st of the prior year, (ii) 571,428 ordinary shares or (iii) a number of ordinary shares determined by our board of directors.

        The Theravance Biopharma, Inc. 2014 New Employee Equity Incentive Plan ("2014 Plan") is a non-shareholder approved plan, which was adopted by our board of directors on October 22, 2014 and is intended to satisfy the requirements of Nasdaq Listing Rule 5635(c)(4) or any successor thereto. Nonstatutory share options, share appreciation rights, restricted shares and share units may be granted under the 2014 Plan to new employees of Theravance Biopharma. Our board of directors authorized 750,000 of our ordinary shares for issuance under the 2014 Plan. All option grants made pursuant to the plan must have an exercise price per share of no less than 100% of the fair market value per ordinary share on the grant date. Each option or other equity incentive award granted pursuant to the plan will vest in installments over the holder's period of service with us. Additional features of the 2014 Plan are outlined in Note 8 to our consolidated financial statements in our Annual Report on Form 10-K filed on March 1, 2017.

RELATED PARTY TRANSACTIONS

        In addition to the compensation arrangements with our directors and executive officers described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2015 and each currently proposed transaction in which:

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  we have been or are to be a participant;

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  the amount involved exceeds or will exceed $120,000; and

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  any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers and certain other employees. The indemnification agreements will provide that we indemnify each of our directors, executive officers and such other employees against any and all expenses incurred by that director, executive officer, or other employee because of his or her status as one of our directors, executive officers, or other employees, to the fullest extent permitted by applicable law and our Amended and Restated Memorandum and Articles of Association. In addition, the indemnification agreements provide that, to the fullest extent permitted by the applicable laws, we will advance all expenses incurred by our directors, executive officers and other employees in connection with a legal proceeding.

Legal Services

        We have engaged Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP ("Gunderson Dettmer"), of which Mr. Gunderson, one of our directors, is a founding partner, as our primary legal counsel. Fees and reimbursable expenses are incurred in the ordinary course of business, and during the year ended December 31, 2016 we incurred $1.1 million. Mr. Gunderson's interest in these fees is not readily calculable. We believe the services rendered to us by Gunderson Dettmer were on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party. We expect to continue to retain the services of Gunderson Dettmer in the future.

Purchase of Ordinary Shares by Glaxo Group Limited

        Glaxo Group Limited ("GSK") is deemed to be a related person to us by virtue of GlaxoSmithKline plc, an affiliate of GSK, holding more than 5% of our outstanding capital stock. See "Securities Ownership of Certain Beneficial Owners and Management" above. On March 17, 2016, GSK purchased from us 1,301,015 of our ordinary shares for an aggregate purchase price of approximately $23.0 million pursuant to a Share Purchase Agreement between GSK and us dated March 14, 2016. The Share Purchase Agreement was entered into pursuant to Section 2.1(d)(ii) of the Governance Agreement between GSK and us dated March 3, 2014 (the "Governance Agreement"), which affords GSK, on a quarterly basis, the opportunity to purchase from us ordinary shares sufficient to maintain GSK's Percentage Interest (as defined in the Governance Agreement) at the same level as prior to any exercise of share options and vesting of restricted shares that occurred during the prior quarter, and pursuant to our approval to GSK to make additional purchases, which approval was required by Section 2.1(a) of the Governance Agreement.

Review, Approval or Ratification of Transactions with Related Persons

        Transactions, arrangements or relationships in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest are subject to review, approval or ratification by our audit committee or the independent members of our board of directors. Our board of directors has adopted written policies and procedures with respect to related person transactions and our audit committee has the principal responsibility for reviewing related person transactions. In conformance with SEC regulations, these policies and procedures define related persons to include our executive officers, our directors and nominees to become a director of our company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest. As set forth in our policies and procedures, it is our general policy to approve or ratify related person transactions only when the board of directors or a committee of the board of directors determines that the transaction is in, or is not inconsistent with, our and our shareholders' best interests, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires that our executive officers and directors and persons who own more than 10% of our ordinary shares file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. We believe that during the fiscal year ended December 31, 2016, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements. In making this statement, we have relied upon a review of the copies of Section 16(a) reports furnished to us and written representations from certain parties that no other reports were due.

 AUDIT COMMITTEE REPORT

        The information contained in the following report of Theravance Biopharma's audit committee is not considered to be "soliciting material," "filed" or incorporated by reference in any past or future filing by Theravance Biopharma under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Theravance Biopharma specifically incorporates it by reference.

Role of the Audit Committee

        The audit committee operates under a written charter adopted by our board of directors. The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes, and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the audit committee can be found in Theravance Biopharma's audit committee charter, published on the corporate governance section of Theravance Biopharma's website at www.theravance.com.

        The audit committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

Review of Audited Financial Statements for the Year ended December 31, 2016

        The audit committee has reviewed and discussed with Theravance Biopharma's management and Ernst & Young LLP the audited consolidated financial statements of Theravance Biopharma for the year ended December 31, 2016. The audit committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and audit committee.

        The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from us.

        In performing its functions, the audit committee acts in an oversight capacity and necessarily relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, Ernst & Young LLP, who in their report express an opinion on the conformity of our annual financial statements with accounting principles generally accepted in the United States and the effectiveness of our internal control over financial reporting. It is not the duty of the audit committee to plan or conduct audits, to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of our internal control over financial reporting.

        Within this framework, the audit committee has reviewed and discussed with management Theravance Biopharma's audited financial statements as of and for the year ended December 31, 2016 and its internal control over financial reporting. The audit committee has also discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Auditing Standard No. 16, "Communications with Audit Committees," issued by the Public Company Accounting Oversight Board. In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Theravance Biopharma's annual report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Submitted by the audit committee

Burton G. Malkiel, Ph.D., Chairman
Eran Broshy
Dean J. Mitchell
Donal O'Connor

 OTHER MATTERS

        We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as Theravance Biopharma may recommend.

        It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card in the envelope provided.

THE BOARD OF DIRECTORS April 11, 2017

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 THERAVANCE BIOPHARMA, INC. 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE_ SACKPACK s Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on May 16, 2017. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/TBPH • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR" THE ELECTION OF EACH OF THE DIRECTORS, "FOR" ITEM 2 AND ITEM 3 AND “3 YEARS” FOR ITEM 4. + 1. ELECTION OF DIRECTORS For Against Abstain For Against Abstain For Against Abstain 01 - Dean J. Mitchell 02 - Peter S. Ringrose 03 - George M. Whitesides 04 - William D. Young For Against Abstain ForAgainst Abstain 2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. 1 Year 3. Approve the non-binding advisory resolution regarding executive compensation. 2 Years 3 Years Abstain 4. Vote on the non-binding advisory resolution regarding the frequency of shareholder votes on executive compensation. Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 2 7 5 2 8 1 02KC3B MMMMMMMMM C B A Annual General Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL GENERAL MEETING INFORMATION

. Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders. The Proxy Statement and the 2016 Annual Report on Form 10-K are available at: http://investor.theravance.com/proxy.cfm q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — THERAVANCE BIOPHARMA, INC. Annual General Meeting of Shareholders – May 17, 2017 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Rick E Winningham and Renee D. Gala, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the Ordinary Shares of Theravance Biopharma, Inc. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of Shareholders of the company to be held May 17, 2017 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. (Continued and to be marked, dated and signed, on the other side)